Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT is made as of March 6, 2015, by and among (i) Appia, Inc., a Delaware corporation (“Appia”), (ii) Digital Turbine, Inc. (f/k/a Mandalay Digital Group, Inc.), a Delaware corporation (“Digital” and together with Appia, the “Companies” with each, a “Company”), and (iii) North Atlantic SBIC IV, L.P., a Delaware limited partnership (the “Purchaser” and collectively with the Companies, the “Parties” with each, a “Party”).

WHEREAS, on April 4, 2013, Appia and the Purchaser entered into a certain Purchase Agreement, pursuant to which, among other things, Appia issued to the Purchaser a Subordinated Debenture in the amount of $5,000,000 (the “First Debenture”);

WHEREAS, on October 31, 2013, Appia and the Purchaser entered into another Purchase Agreement, pursuant to which, among other things, Appia issued to the Purchaser another Subordinated Debenture in the amount of $3,000,000 (the “Second Debenture”);

WHEREAS, on or about November 13, 2014, a certain Agreement and Plan of Merger was entered into among Appia, Digital and the other parties thereto (the “Merger Agreement”), pursuant to which, among other things, Digital is directly or indirectly acquiring substantially all of the voting control of Appia (the “Acquisition”); and

WHEREAS, in connection and simultaneously with consummation of the Acquisition, the Parties are entering into this Agreement in order to, among other things, provide for the contribution and exchange of the First Debenture and the Second Debenture for a Subordinated Secured Debenture newly issued by Appia to the Purchaser and guaranteed by Digital.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

SECTION 1.      DEFINITIONS.

All capitalized terms not defined herein but defined in Appendix A attached hereto shall have the meanings given to such terms in Appendix A. All terms defined in this Agreement shall also have such defined meanings when used in the other Financing Documents or any certificate or other document made or delivered pursuant hereto or thereto, unless otherwise specified herein or therein.

All references in this Agreement to Sections, Subsections, Exhibits, Schedules and Appendices refer to the Sections, Subsections, Exhibits, Schedules and Appendices of this Agreement unless otherwise indicated. All Exhibits, Schedules and Appendices attached to this Agreement are incorporated herein and made a part hereof.

SECTION 2.      THE NEW DEBENTURE.

2.1              Sale and Purchase. Subject to the terms and conditions hereof, and in exchange for the First Debenture and the Second Debenture, Appia shall sell, issue and deliver to the Purchaser, and the Purchaser shall receive from Appia, a Subordinated Secured Debenture (the “New Debenture”) in the aggregate principal amount of Eight Million and 00/100 Dollars ($8,000,000.00) (the “Commitment”). The New Debenture shall be substantially in the form of Exhibit A attached hereto, shall be duly executed by Appia, shall be dated as of the date of the consummation of the Acquisition pursuant to the Merger Agreement (the “Closing Date”), and shall be made payable to the order of the Purchaser in the amount of the Commitment. Contemporaneously with the issuance of the New Debenture, Appia shall pay in full all amounts of accrued but theretofore unpaid interest then outstanding on the First Debenture and the Second Debenture and all applicable prepayment premiums in respect of the First Debenture and the Second Debenture. The closing of the contribution and exchange of the First Debenture and the Second Debenture and the issuance of the New Debenture, the Common Shares, and the Warrant under this Agreement shall take place remotely via the mutual exchange of documents and signatures if and when all conditions precedent set forth herein have been satisfied or waived and simultaneously with the closing of the Acquisition pursuant to the Merger Agreement on the Closing Date, or at such other time and place as the Parties may mutually agree (the “Closing”).

2.2              Subordination. Appia hereby represents that Appia and its Subsidiaries, if any exist, currently owe the Indebtedness set forth on Schedule 2.2 (which does not and shall not exceed Five Million and 00/100 Dollars ($5,000,000.00) of Senior Debt, and does not and shall not exceed One Million and 00/100 Dollars ($1,000,000.00) in Purchase Money Indebtedness) (“Existing Senior Debt”) which is secured by the assets set forth on Schedule 2.2. As of the Closing, Appia and its Subsidiaries, if any exist, shall have no Senior Debt other than the Existing Senior Debt set forth on Schedule 2.2 (which does not and shall not exceed Five Million and 00/100 Dollars ($5,000,000.00) of Senior Debt, and does not and shall not exceed One Million and 00/100 Dollars ($1,000,000.00) in Purchase Money Indebtedness). At such time as the Senior Debt is less than Five Million and 00/100 Dollars ($5,000,000.00) in the aggregate, if Appia desires to incur Senior Debt not set forth on Schedule 2.2 (“New Senior Debt”), the Purchaser shall agree to subordinate the payment of the principal of and interest on the New Debenture in a commercially reasonable manner, substantially pursuant to the terms of a subordination agreement described in the following sentence, to the payment of such New Senior Debt incurred by Appia in an amount which, together with all existing Senior Debt, shall not exceed Five Million and 00/100 Dollars ($5,000,000.00). The Purchaser agrees, upon request of any future holder of such New Senior Debt or Replacement Senior Debt, to enter into a commercially reasonable subordination agreement for the benefit of such future holder of such New Senior Debt or Replacement Senior Debt; provided, however, that such subordination agreement shall be on terms which are commercially reasonable and reasonably satisfactory to the Purchaser, as determined by the Purchaser in its good faith discretion, and shall, among other provisions, permit payment of principal and interest under the New Debenture according to its terms unless the Existing, New, or Replacement Senior Debt (as applicable) is in default under the terms thereof.

2.3              Use of Proceeds. The New Debenture shall be issued in exchange for the First Debenture and the Second Debenture.

2.4              Interest Rate. Subject to the provisions of Section 2.5, the unpaid principal balance outstanding under the New Debenture, from time to time during the first twelve (12) months following the Closing Date, shall accrue interest at the rate of Ten and 00/100 Percent (10.00%) per annum. Subject to the provisions of Section 2.5, the unpaid principal balance outstanding under the New Debenture, from time to time after the first twelve (12) months following the Closing Date, shall accrue interest at the rate of Fourteen and 00/100 Percent (14.00%) per annum. Interest per annum shall be calculated on the basis of actual number of days elapsed and an assumed 365-day year. Therefore, each dollar of principal outstanding hereunder for all or any part of a day shall accrue interest equal to 1/365th of the per annum interest accruing hereunder on each such dollar. Interest shall accrue on each day or part thereof that any principal is outstanding, including Sundays, legal holidays, and other non-business days.

2.5              Default Rate.

(a)             Notwithstanding the provisions of Section 2.4 to the contrary, upon the occurrence of an Event of Default or if Appia shall fail to pay any interest on the New Debenture within fifteen (15) days after any such interest becomes due in accordance with the terms of this Agreement and the other Financing Documents (an “Interest Default”), the unpaid principal balance outstanding under the New Debenture and any accrued but unpaid interest thereon shall bear interest at a rate per annum (hereinafter referred to as the “Default Rate”) equal to Sixteen and 00/100 Percent (16.00%), in each case from the date of the occurrence of the Event of Default or Interest Default until such Event of Default or Interest Default is waived or cured.

(b)            Notwithstanding any provision contained in this Agreement or any other Financing Document to the contrary, in no event shall the amount paid or agreed to be paid by a Company (or any other Person) as interest or as a premium on the New Debenture or any other Obligations exceed the highest lawful rate permissible under any law applicable thereto.

2.6              Repayment of the New Debenture. Appia hereby agrees to pay interest on the unpaid principal amount of the New Debenture, in arrears, on a monthly basis, commencing on the first day of the month immediately following the Closing Date and continuing on the first day of each consecutive month thereafter until the Maturity Date; provided, however, that any such interest accruing at the Default Rate shall be due and payable on demand. On the Maturity Date (or such earlier date on which the New Debenture become due and payable pursuant to Section 9.1), the entire remaining outstanding balance of the New Debenture (including, without limitation, all unpaid principal, all accrued but unpaid interest, and all unpaid fees, charges, costs and expenses) shall be immediately due and payable in full. Any amounts due on a day that is not a Business Day shall be due and payable on the next Business Day.

2.7              Method of Payment.

(a)             Payments to be made by Appia in respect of the New Debenture on account of regularly scheduled monthly interest payments shall be made without set off or counterclaim and shall be made prior to 3:00 p.m., Boston, Massachusetts time, on the due date thereof to the Purchaser by electronic transfer to an account designated by the Purchaser (the “Payment Account”), or such other place or account as the Purchaser may specify in writing from time to time, in Dollars and in immediately available funds. Payments received by the Purchaser after such time shall be deemed to have been received on the next Business Day.

(b)            Unless otherwise agreed to by the Parties in writing, all other payments (including prepayments) to be made by Appia in respect of the New Debenture, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 3:00 p.m., Boston, Massachusetts time, on the due date thereof to the Purchaser, by electronic transfer to the Payment Account (or such other place or account as the Purchaser may specify in writing from time to time), in Dollars and in immediately available funds. Payments received by the Purchaser after such time shall be deemed to have been received on the next Business Day.

2.8              Prepayments.

(a)             Optional Prepayment. Appia may at any time and from time to time prepay the New Debenture, in whole or in part. Appia shall give written notice to the Purchaser prior to 3:00 p.m., Boston, Massachusetts time, at least one (1) Business Day prior to such prepayment, specifying the date and respective amounts of prepayment.

(b)            Mandatory Prepayments. Appia shall be obligated to, and shall, prepay the New Debenture in full immediately prior to the consummation of any Liquidity Event.

(c)             Application of Prepayments. All amounts received for the prepayment of the New Debenture shall be applied to the Obligations as follows: first, to any unpaid fees, charges, costs and expenses then due and payable under this Agreement or any of the other Financing Documents to the Purchaser; second, to any accrued and unpaid interest then due and owing under the New Debenture to the Purchaser; and then third, to the unpaid principal balance under the New Debenture to the Purchaser. Any amounts prepaid on account of the New Debenture may not be reborrowed.

2.9              Purchase Price Allocation. The Parties, having adverse interests as a result of arm’s length bargaining, agree that the Common Shares and the Warrant are part of an investment unit within the meaning of Section 1273(c)(2) of the Code, which includes the New Debenture. Within ninety (90) days following the Closing Date, the Companies shall together prepare and deliver to the Purchaser an allocation of the issue price of the investment among the Closing Securities, calculated in accordance with GAAP, which will also state the original issue discount, if any, on the New Debenture, and which will be mutually agreed upon by the Parties. The Parties agree to prepare their federal income tax returns in a manner consistent with the foregoing and, pursuant to Treas. Reg. § 1.1273-1; provided, however, if the Parties do not reach such an agreement with respect to the allocation, the Parties shall then refer the matter to an independent national or regionally recognized accounting firm reasonably acceptable to the Purchaser for resolution within forty-five (45) days following the Closing Date, and the Parties shall file their respective tax returns in a manner consistent with such resolution. Such accounting firm's fees shall be borne equally among the Parties.

2.10          Board Observer. If any interest, principal or other amount due pursuant to the New Debenture remains outstanding on the date which is twelve (12) months from the date hereof, then, for so long as any amount remains outstanding pursuant to the New Debenture, the Purchaser shall be entitled to designate one (1) individual (the “NAC Observer”) who shall have the right to attend, in a non-voting observer capacity, all meetings (whether in person, by conference telephone, or otherwise) of the Digital Board (including any subcommittees thereof) and to participate in discussions of matters brought to the members of the Digital Board for vote or discussion. The NAC Observer shall receive advance notice in substantially the same form and by substantially the same means as the members of the Digital Board of any such meetings. In this respect, Digital shall give the NAC Observer copies of all notices (in substantially the same form and by substantially the same means as such notices are provided to the members of the Digital Board) as well as other materials that it provides to the members of the Digital Board for meetings. The NAC Observer shall be entitled to be reimbursed for reasonable out-of-pocket costs and expenses incurred by him or her in connection with attendance at meetings of the Digital Board. Notwithstanding the foregoing, (i) the obligations of Digital pursuant to this Section 2.10 shall be subject to the NAC Observer agreeing in writing to a customary confidentiality agreement with respect to information so provided, and (ii) Digital and the Digital Board may withhold any information from and exclude the NAC Observer from any meeting or portion thereof to the extent access to such information or attendance at such meeting could adversely affect the attorney-client privilege between Digital and its counsel or result in disclosure of Digital’s trade secrets or if such information or meeting involves a material conflict of interest with the Purchaser or the NAC Observer.

SECTION 3.      COMMON SHARES AND WARRANT.

3.1              Common Shares Issued on the Closing Date. Subject to the terms and conditions hereof, Digital shall issue and deliver to the Purchaser on the Closing Date, and the Purchaser shall receive from Digital, Two Hundred Thousand (200,000) authorized and theretofore unissued shares (the “Common Shares”) of Digital Common Stock.

3.2              Warrant Issued on the Closing Date. Subject to the terms and conditions hereof, Digital shall issue and deliver to the Purchaser on the Closing Date, and the Purchaser shall receive from Digital, a Common Stock Purchase Warrant to purchase Four Hundred Thousand (400,000) authorized and theretofore unissued shares of Digital Common Stock at an exercise price of $0.001 per share in substantially the form attached hereto as Exhibit B (the “Warrant”). The Warrant shall be shall be duly executed by Digital, shall be dated as of the Closing Date, and shall be exercisable in whole or in part at any time and from time to time during the period commencing on the date such warrant vests and ending on the tenth (10th) anniversary of the Closing Date, unless such exercise period is shortened pursuant to the terms of the Warrant. So long as the Purchaser holds the Warrant or any Warrant Shares, Digital shall not amend or restate the Warrant without the prior written consent of the Purchaser.

3.3              Registration. Following the Closing, Digital shall be obligated to register the Common Shares and the Warrant Shares as set forth on Appendix B attached hereto.

SECTION 4.      PURCHASER CLOSING CONDITIONS. In addition to all other conditions set forth in this Agreement, the Purchaser shall not be obligated to consummate the transactions anticipated to occur at Closing unless and until all of the following provisions have been satisfied (or waived by the Purchaser) as of the Closing Date:

4.1              Financing Documents, Warrant, Etc. The Purchaser shall have received the following Financing Documents, each as duly executed by the parties thereto, with their signatures properly witnessed and notarized thereon where indicated: (i) this Agreement; (ii) the New Debenture; (iii) the Appia Security Agreement; and (iv) the Digital Guaranty. The Purchaser shall also have received the Warrant duly executed and witnessed by Digital. The Purchaser shall also have received all disclosure schedules contemplated pursuant to this Agreement and the other Financing Documents, which shall be true, accurate and complete in all material respects.

4.2              Actions to Perfect Liens. The Purchaser shall have received evidence in form and substance reasonably satisfactory to it that all filings, recordings and registrations, including, without limitation, the filing of duly executed financing statements on form UCC-1, necessary or, in the opinion of the Purchaser, reasonably desirable to perfect the Liens created by the Security Documents shall have been completed (or, to the extent that any such filings, recordings, registrations and other actions shall not have been completed, arrangements satisfactory to the Purchaser for the completion thereof shall have been made).

4.3              Lien Searches. The Purchaser shall have received the results of a recent search by a Person reasonably satisfactory to the Purchaser, of the UCC, judgment and tax lien filings which may have been filed with respect to personal property of Appia and Digital and any Subsidiary of Appia and Digital. The results of such search shall be reasonably satisfactory to the Purchaser.

4.4              UCC-3 Termination Statements. The Purchaser shall have received UCC-3 termination statements and any other instrument necessary to terminate or discharge the Liens granted by Appia and Digital and any Subsidiary of Appia and Digital to any Person (other than Permitted Liens) (or, to the extent that any such UCC-3 termination statements or any other instrument shall not have been obtained and filed, arrangements satisfactory to the Purchaser for the obtaining and filing thereof shall have been made).

4.5              Corporate Proceedings of the Companies.

(a)             The Purchaser shall have received a copy of the resolutions, in form and substance reasonably satisfactory to the Purchaser, of the board of directors or governing body of Appia (the “Appia Board”) and, if applicable, any Subsidiary of Appia authorizing (i) the execution, delivery and performance by Appia (and all Subsidiaries of Appia) of this Agreement and the other Financing Documents to which it is a party, (ii) the issuance and sale by Appia of the New Debenture contemplated hereunder, and (iii) the granting by them of the Liens created pursuant to the Security Documents to which Appia (and any Subsidiary of Appia) is a party, all as certified by the Secretary or an Assistant Secretary of Appia as of the Closing Date, which certificate shall be in form and substance reasonably satisfactory to the Purchaser and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

(b)            The Purchaser shall have received a copy of the resolutions, in form and substance reasonably satisfactory to the Purchaser, of the board of directors or governing body of Digital (the “Digital Board”) and, if applicable, any Subsidiary of Digital authorizing (i) the execution, delivery and performance by Digital (and all Subsidiaries of Digital) of this Agreement and the other Financing Documents to which it is a party, and the Warrant, (ii) the issuance and sale by Digital of the Common Shares, the Warrant, and the Warrant Shares contemplated hereunder, and (iii) the granting of the Liens created pursuant to the Security Documents to which Digital (and any Subsidiary of Digital) is a party, all as certified by the Secretary or an Assistant Secretary of Digital as of the Closing Date, which certificate shall be in form and substance reasonably satisfactory to the Purchaser and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

4.6              Incumbency Certificates.

(a)             The Purchaser shall have received a certificate of Appia (and all Subsidiaries, of Appia) dated as of the Closing Date, as to the incumbency and signature of the officers of Appia executing any Financing Document reasonably satisfactory in form and substance to the Purchaser, executed by the Chief Executive Officer, President or any Vice President and the Secretary or an Assistant Secretary of Appia.

(b)            The Purchaser shall have received a certificate of Digital (and all Subsidiaries of Digital), dated as of the Closing Date, as to the incumbency and signature of the officers of Digital executing any Financing Document and the Warrant reasonably satisfactory in form and substance to the Purchaser, executed by the Chief Executive Officer, President or any Vice President and the Secretary or an Assistant Secretary of Digital.

4.7              Charter Documents. The Purchaser shall have received true and complete copies of the Certificate of Incorporation and Bylaws of each of Appia and Digital, as certified by the Secretary or an Assistant Secretary of such Company as of the Closing Date.

4.8              Legal Existence, Good Standing, Tax Good Standing, and Foreign Qualification Certificates. The Purchaser shall have received (as applicable) certificates of incorporation or legal existence, good standing, tax good standing, and foreign qualification or registration as a foreign company for both Companies and each of their Subsidiaries, each dated no earlier than ten (10) days prior to the Closing Date and issued by the appropriate Governmental Authorities.

4.9              Insurance. The Purchaser shall have received evidence in form and substance reasonably satisfactory to it that those Sections of the Security Documents requiring the maintenance of insurance shall have been satisfied.

4.10          Legal Opinions. The Purchaser shall have received executed legal opinions of Morningstar Law Group, outside counsel to Appia, and Latham & Watkins LLP, outside counsel to Digital, covering this Agreement, the other Financing Documents, and the Warrant in form and substance reasonably satisfactory to the Purchaser.

4.11          Fees and Expenses. The Purchaser shall have received payment of the Closing Expenses.

4.12          Representations and Warranties. Each of the representations and warranties made by Appia, Digital, and each of their Subsidiaries (if any) in or pursuant to the Financing Documents shall be true and correct in all material respects (except where such representations and warranties are qualified by materiality or other similar qualifier in which case they shall be true and correct in all respects as so qualified) on and as of the Closing Date as if made on and as of such respective dates, except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct in all respects (except where such representations and warranties are qualified by materiality or other similar qualifier in which case they shall be true and correct as so qualified) as of such earlier date; provided, however, that any breach of the representations made or deemed made under Section 5.1 shall not, in and of itself, relieve the Purchaser of its obligation to consummate the Closing unless the Purchaser shall have the right not to consummate the Closing based upon another misrepresentation or other matter, notwithstanding, that the misrepresentation or other matter giving rise thereto may also constitute a breach of Section 5.1 and, provided, further, that nothing in the aforesaid proviso shall in any way constitute a waiver of an Event of Default or in any way limit the Purchaser’s rights and remedies under this Agreement, including, without limitation, the provisions of Section 11.7.

4.13          No Default. No Default or Event of Default under this Agreement (as if in effect) shall have occurred and be continuing on the Closing Date or after giving effect to the issuance and sale of the Closing Securities.

4.14          SBIC Matters. Appia shall have executed and delivered to the Purchaser a Size Status Declaration on SBA Form 480, an Assurance of Compliance on SBA Form 652, and an SBIC Side Letter in the form set forth on Exhibit C attached hereto, and shall have provided to the Purchaser information necessary for the preparation of a Portfolio Financing Report on SBA Form 1031.

4.15          Compliance Certificates. The Purchaser shall have received fully executed Compliance Certificates in the forms of Exhibit D-1 and Exhibit D-2 dated as of the Closing Date.

4.16          Waiver of Anti-Dilution and Other Provisions. The Purchaser shall have received evidence reasonably satisfactory to it of the waiver of any applicable anti-dilution, preemptive, participation and similar rights with respect to the transactions envisioned hereby.

4.17          Subordination Amendment. The Purchaser shall have received the Subordination Amendment duly executed by Silicon Valley Bank, with signature of a duly authorized officer of it properly witnessed where indicated thereon.

4.18          First Debenture; Second Debenture. The Purchaser shall have received from Appia payment in full for all amounts of accrued but theretofore unpaid interest then outstanding on the First Debenture and the Second Debenture and all applicable prepayment premiums in respect of the First Debenture and the Second Debenture.

4.19          Merger Agreement. All documents to be delivered pursuant to the Merger Agreement shall be fully executed, and the Acquisition shall have consummated.

4.20          SVB Loan Agreement. The SVB Loan Agreement and all documents to be delivered pursuant thereto shall be fully executed, and the transactions contemplated thereby shall have consummated simultaneously with the Closing.

SECTION 4A. COMPANY CONDITIONS PRECEDENT. The effectiveness of this Agreement and the agreement of Appia and Digital to sell and issue the Closing Securities are subject to the satisfaction or waiver of the following conditions precedent as of the Closing Date:

4A.1 Financing Documents. The Companies shall have received the Financing Documents, each as duly executed by the parties thereto, with their signatures properly witnessed and notarized where indicated thereon.

4A.2 Subordination Amendment. Appia shall have received the Subordination Amendment, as duly executed by the Purchaser, with signature of a duly authorized officer of it properly witnessed where indicated thereon.

4A.3 Representations and Warranties. Each of the representations and warranties made by the Purchaser in or pursuant to the Financing Documents shall be true and correct in all material respects (except where such representations and warranties are qualified by materiality or other similar qualifier in which case they shall be true and correct in all respects as so qualified) on and as of the Closing Date as if made on and as of such date.

SECTION 5.      REPRESENTATION AND WARRANTIES OF APPIA.

To induce the Purchaser to enter into this Agreement and to purchase the Closing Securities, Appia hereby makes the following representations and warranties to the Purchaser as of the Closing Date, as qualified in the Master Disclosure Schedule delivered by Appia to the Purchaser on the Closing Date, which shall be arranged by section numbers that correspond to the section numbers in this Agreement and the disclosures in any Section of the Disclosure Schedules shall provide information regarding, and shall qualify only, the corresponding numbered and lettered Section of this Section 5; provided, however, that any disclosure made in one Section which is referred to in one or more other Sections shall be deemed to qualify such other Sections as if such disclosure had been fully set forth in such other Section(s). No information in any Disclosure Schedule shall be deemed to qualify a statement contained in this Section 5 unless the Disclosure Schedule identifies the qualification with reasonable particularity so that it is readily apparent from a reading of such information that such information is applicable to another section of the Master Disclosure Schedule.

For purposes of these representations and warranties (other than those in Sections 5.2, 5.3, and 5.5), including, without limitation, for purposes of the terms defined in Appendix A hereto, the term “Company” shall include any Subsidiaries of such Company, unless otherwise noted herein.

5.1              SVB Loan Agreement Representations. Appia hereby makes to the Purchaser each and every representation and warranty it has made and is making in the SVB Loan Agreement, such representations and warranties being deemed restated and made here for the benefit of and reliance by the Purchaser as if made directly to the Purchaser.

5.2              Authorization. Appia has all requisite corporate power and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by Appia of the Financing Documents and the consummation of the transactions contemplated hereby and thereby. Appia has taken all actions under its Certificate of Incorporation or its Bylaws as are necessary to provide the Purchaser with the rights hereby contemplated. The Financing Documents, when executed and delivered by Appia, shall constitute valid and legally binding obligations of Appia, enforceable against Appia in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

5.3              Governmental Consents. Other than filings required to be made under applicable federal and state securities laws, neither the execution, delivery or performance of the Financing Documents by Appia nor the consummation by it of the obligations and transactions contemplated hereby or thereby (including, without limitation, the issuance and delivery of the New Debenture) requires any consent of, authorization by, exemption from, filing with or notice to any Governmental Authority or any other Person.

5.4              Solvency. After giving effect to the transactions contemplated to occur on the Closing Date (including the Acquisition), Appia is Solvent.

5.5              Federal Regulations.

(a)             SBIC Regulations.

(i)                 Appia acknowledges and understands that the Purchaser is an SBIC and that the SBIC Regulations prohibit certain uses of proceeds of loans or investments made by a SBIC.

(ii)               No part of the proceeds of the New Debenture will be used in violation of the SBIC Regulations.

(iii)             As of November 1, 2014, the Consolidated Tangible Net Worth for Appia was not in excess of Eighteen Million and 00/100 Dollars ($18,000,000.00). For each of Appia’s fiscal years ended December 31, 2012 and December 31, 2013, the average Consolidated Net Income after payment of federal taxes for each such fiscal year (excluding any carryover losses for each such fiscal year) for Appia was not in excess of Six Million and 00/100 Dollars ($6,000,000.00).

(b)            Margin Regulations. No part of the proceeds of the New Debenture will be used for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulations G, U or X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. If requested by the Purchaser, Appia will furnish to the Purchaser, a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

5.6              Investment Company Act. Appia is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended. Appia is not subject to regulation under any Federal or State statute or regulation which limits its ability to incur the Indebtedness contemplated herein.

5.7              Disclosure. No representation or warranty by Appia contained in any Financing Document, in the Master Disclosure Schedule, or in any certificate furnished at the Closing Date to the Purchaser pursuant to any Financing Document contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which it was made, not misleading. It is understood that this representation is qualified by the fact that Appia has not delivered to the Purchaser, and has not been requested to deliver, a private placement or similar memorandum or any written disclosure of the types of information customarily furnished to purchasers of securities.

SECTION 5A. REPRESENTATION AND WARRANTIES OF DIGITAL.

To induce the Purchaser to enter into this Agreement and to purchase the Closing Securities, Digital hereby makes the following representations and warranties to the Purchaser as of the Closing Date, except as otherwise described in the Master Disclosure Schedule delivered by the Companies to the Purchaser on the Closing Date, which shall be arranged by section numbers that correspond to the section numbers in this Agreement and the disclosures in any Section of the Disclosure Schedules shall provide information regarding, and shall qualify only, the corresponding numbered and lettered Section of this Section 5A; provided, however, that any disclosure made in one Section which is referred to in one or more other Sections shall be deemed to qualify such other Sections as if such disclosure had been fully set forth in such other Section(s). No information in any Disclosure Schedule shall be deemed to qualify a statement contained in this Section 5A unless the Disclosure Schedule identifies the qualification with reasonable particularity so that it is readily apparent from a reading of such information that such information is applicable to another section of the Master Disclosure Schedule.

5A.1 Organization of the Purchaser. Digital is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with full corporate power and authority to own and lease their respective properties and assets and conduct their respective businesses as presently being conducted.

5A.2 Authorization. Digital has all requisite corporate power and authority to execute and deliver this Agreement and the other Financing Documents and the Warrant to be executed and delivered by Digital pursuant hereto and to consummate the transactions contemplated hereby and thereby and to perform their obligations hereunder and thereunder. The execution and delivery by Digital of this Agreement and the Warrant and the other Financing Documents to which it is a party and the consummation by Digital of the transactions contemplated hereby and thereby have been duly approved by the Digital Board. No other corporate proceedings on the part of Digital is necessary to authorize this Agreement and the other Financing Documents to which it is a party and the Warrant and the transactions contemplated hereby and thereby. This Agreement and the Warrant and the other Financing Documents to which it is a party have been duly executed and delivered by Digital and are legal, valid and binding obligations of Digital, enforceable against it in accordance with their terms, in each case, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally, and (ii) the general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

5A.3 No Conflict or Violation; Required Consents and Filings. Neither the execution, delivery or performance of this Agreement or the Warrant or the other Financing Documents to which Digital is a party, nor the consummation of the transactions contemplated hereby or thereby, nor compliance by Digital with any of the provisions hereof or thereof, will (i) violate or conflict with any provision of the Organizational Documents of Digital, (ii) violate, conflict with, or result in or constitute a Default under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Encumbrance upon any of Digital’s assets under, any of the material terms, conditions or provisions of any material contract, indebtedness, note, bond, indenture, security or pledge agreement, commitment, license, lease, franchise, permit, agreement, authorization, concession, or other instrument or obligation to which Digital is a party, except for any violation, conflict, Default, termination, acceleration or creation of Encumbrance which would not prevent or materially delay the ability of Digital to consummate the transactions contemplated by this Agreement or the other Financing Documents, or (iii) violate any material Regulation or Court Order. The execution and delivery of this Agreement by Digital does not, and the performance of this Agreement and the transactions contemplated hereby by Digital will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) the filing with the SEC of (A) the Form S-4 and declaration of effectiveness of the Form S-4 and (B) such reports under, and other compliance with, the Exchange Act (and the rules and regulations promulgated thereunder) and the Securities Act (and the rules and regulations promulgated thereunder) as may be required in connection with this Agreement and NASDAQ, (iii) the filing of the Certificate of Merger and the acceptance for record by the Delaware Secretary or State, (v) such filings and approvals as may be required by any applicable state securities or “blue sky” Laws, (vi) such filings as may be required in connection with the HSR Act, and (vii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, individually or in the aggregate, has not had and would not reasonably be expected to be material adverse to Digital.

5A.4 Reservation of Warrant Shares. A sufficient number of authorized but unissued shares of Digital Common Stock have been reserved for issuance upon exercise of the Warrant (the “Warrant Shares”).

5A.5 Digital Common Stock. All of the Common Shares and Warrant Shares, when issued and delivered in accordance with this Agreement or the Warrant, shall be duly authorized, validly issued, fully paid, non-assessable, and free from all taxes imposed on Digital and Liens and will be free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws. Neither the Warrant nor any of such shares of Digital Common Stock shall be subject to or give rise to any anti-dilution, preemptive, participation, or similar rights.

5A.6 No Indebtedness. Neither Digital nor any of its Subsidiaries has any Indebtedness, contingent or otherwise, which rank pari passu or senior to the Obligations in (i) a principal amount greater than $5,000,000.00, or (ii) Purchase Money Indebtedness of more than $1,000,000.00 in aggregate principal amount.

5A.7 No Brokers. Neither Digital nor any of its respective Representatives or Affiliates has employed or made any agreement with any broker, finder or similar agent or any Person which will result in the obligation of Digital or any of its Affiliates to pay any finder’s fee, brokerage fees or commission, or similar payment in connection with the transactions contemplated hereby.

5A.8 SEC Reports and Financial Statements. A true and complete copy of each annual, quarterly and other report, registration statement, and definitive proxy statement filed by Digital with the SEC since January 1, 2013 and prior to the Closing Date (the “Digital SEC Documents”) is available on the Web site maintained by the SEC at http://www.sec.gov, other than portions in respect of which confidential treatment was granted by the SEC. As of their respective filing dates, the Digital SEC Documents complied in all material respects with the requirements of the United States Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Digital SEC Documents, and none of the Digital SEC Documents contained on their filing dates any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a Digital SEC Document filed prior to the date of this Agreement.

5A.9 Disclosure Documents. None of the information supplied or to be supplied in writing by or on behalf of Digital for inclusion or incorporation by reference in (i) the Form S-4 will, at the time such document is filed with the SEC, at any time such document is amended or supplemented or at the time such document is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Joint Proxy Statement (as defined in the Merger Agreement) will, at the date it is first mailed to the Stockholders of Appia and Digital, at the time of the Company Stockholder Meeting (as defined in the Merger Agreement) and the Parent Stockholder Meeting (as defined in the Merger Agreement), at the time the Form S-4 is declared effective by the SEC or as of the Closing, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. All documents that Digital is responsible for filing with the SEC in connection with the transactions contemplated by this Agreement, to the extent relating to Digital or any Subsidiary or other information supplied by or on behalf of Digital or any Subsidiary for inclusion therein, will comply as to form, in all material respects, with the provisions of the Securities Act or Exchange Act, as applicable, and the rules and regulations of the SEC thereunder and each such document required to be filed with any Governmental Authority (other than the SEC) will comply in all material respects with the provisions of any applicable Law as to the information required to be contained therein.

SECTION 6.      REPRESENTATIONS AND WARRANTIES OF PURCHASER. To induce the Companies to enter into this Agreement and to issue the Closing Securities, the Purchaser hereby represents and warrants to the Companies as follows:

6.1              Legal Existence. The Purchaser is duly organized, validly existing, and in good standing under the laws of the State of Delaware.

6.2              Power; Authorization. The Purchaser has the power and authority, and the legal right, to make, deliver and perform the Financing Documents to which it is a party. All action on the part of the Purchaser and, as applicable, its officers and partners necessary for the authorization, execution, delivery and performance of all obligations of the Purchaser under the Financing Documents to which the Purchaser is a party has been taken.

6.3              Enforceable Obligations. Each of the Financing Documents to which the Purchaser is a party, when executed and delivered by the Purchaser, will constitute a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

6.4              Accredited Investor. The Purchaser is an “Accredited Investor” (as such term is defined in Rule 501 of Regulation D of the Securities Act). The financial situation of the Purchaser is such that it can afford to bear the economic risk of holding the unregistered Securities for an indefinite period of time. The Purchaser can afford to suffer the complete loss of its investment in the Securities. The knowledge and experience of the Purchaser in financial and business matters is such that it is capable of evaluating the risk of the investment in the Securities. The Purchaser acknowledges that it has had access to such financial and other information, and has been afforded the opportunity to ask such questions of representatives of Digital and Appia and receive answers thereto, as the Purchaser has deemed necessary in connection with its decision to purchase the Securities. The Purchaser is acquiring the Securities if and when it exercise the Warrant for its own account for investment purposes and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to such Person with respect to any of the Securities.

6.5              Brokers or Finders. No Person has or will have, as a result of the transaction contemplated by this Agreement or any of the other Financing Documents, any right, interest or claim against or upon the Purchaser, Appia or Digital for the commission, fee or other compensation as a finder or broker because of any act or omission by the Purchaser. The Purchaser agrees to defend, indemnify, and hold harmless Appia and Digital from and against any such right, interest or claim against or upon a Company for any commission, fee or other compensation due or claimed to be due to any finder or broker arising out of any act or omission by the Purchaser.

6.6              No Public Market. The Purchaser understands that no public market now exists for the New Debenture or the Warrant.

6.7              No General Solicitation. Neither the Purchaser, nor any of its officers, employees, agents or partners has either directly or indirectly, including through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the New Debenture.

6.8              Domicile. The office or offices of the Purchaser in which its principal place of business is identified in the address or addresses of the Purchaser set forth in Section 11.5(b).

6.9              Disclosure of Information. The Purchaser has received a copy of the Master Disclosure Schedule and a copy of any document referenced therein which the Purchaser has requested. The Purchaser believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Securities. The Purchaser has had an opportunity to discuss the business, management and financial affairs of Appia and Digital with their respective management, as well as the terms and conditions of the offering of the Securities.

SECTION 7.            CERTAIN Covenants related to THE SECURITIES and outstanding obligations.

For so long as either (i) any amount of the Obligations (other than inchoate indemnity obligations) remains outstanding, or (ii) the Purchaser continues to hold any of the Securities, Appia hereby agrees, subject to the limitations set forth in the following sections of this Section 7, with the Purchaser as follows:

7.1              Financial Statements. If the Obligations have not been paid in full on or before the first anniversary of the Closing Date, Appia shall furnish to the Purchaser:

(a)             As soon as available, but in any event within one hundred eighty (180) days after the end of each fiscal year of Appia, a copy of the audited consolidated balance sheet and statement of stockholders’ equity of Appia and its Subsidiaries as at the end of such year and the related audited statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, from a nationally or regionally recognized accounting firm reasonably acceptable to Purchaser; and

(b)            As soon as available, but in any event not later than thirty (30) days after the end of each of the first eleven (11) calendar months of each fiscal year of Appia, the unaudited consolidated balance sheet of Appia and its Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and retained earnings and of cash flows of Appia and its Subsidiaries for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the month compared to the prior month and to budget and a management discussion and analysis in reasonable detail of the prior month’s results, certified by a Responsible Officer of Appia as being fairly stated in all material respects (subject to normal year end audit adjustments).

All such financial statements shall be prepared in accordance with GAAP (subject in the case of the unaudited financials to the absence of footnotes and normal year end audit adjustments) applied consistently throughout the periods reflected therein and with prior periods.

7.2              Budgets. If the Obligations have not been paid in full on or before the first anniversary of the Closing Date, Appia shall furnish to the Purchaser as soon as available, but in any event prior to the beginning of the fiscal year, Appia’s annual budget and business plan, including Capital Expenditures, approved by the Appia Board.

7.3              Other Information. Appia shall, and shall cause each of its Subsidiaries to, furnish to the Purchaser promptly, such other information relating to the financial condition, business or corporate affairs of Appia as the Purchaser may reasonably request in writing, including, without limitation, any such information to the extent required by the SBIC Regulations.

7.4              Media Releases and Governmental Filings. Appia shall furnish to the Purchaser promptly, copies of all filings by Appia or any of its Subsidiaries with any Governmental Authority and of all press or media releases by Appia or any of its Subsidiaries.

7.5              Notice of Liquidity Event. Appia shall, and shall cause each of its Subsidiaries to, give prompt notice to the Purchaser of any expected Liquidity Event. Any notice under this Section 7.5 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action Appia proposes to take with respect thereto but shall not be required to include any privileged information. In the event that Appia becomes subject to the reporting requirements under the Exchange Act, then notices required hereby to be delivered may be deemed delivered via the prompt public filing of copies of all periodic and other reports, proxy statements and other materials filed by Borrower with the SEC, any Governmental Authority succeeding to any or all of the functions of the SEC or with any national securities exchange, or distributed to its shareholders, as the case may be. Documents required hereby to be delivered (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Appia posts such documents, or provides a link thereto, on Appia’s website on the Internet at Appia’s website address.

7.6              Inspection of Property; Books and Records; Discussions. Appia shall, and shall cause each of its Subsidiaries to: (i) keep proper financial records in conformity with GAAP and all Requirements of Law; and (ii) (A) permit representatives of the Purchaser, at the Purchaser’s own cost and expense, (including their respective officers, employees, consultants, agents and other designees (including without limitation, the SBA)) to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time during normal business hours, upon reasonable prior notice, and as often as may reasonably be desired; and (B) permit, upon reasonable notice, which shall not be less than three (3) Business Days, during normal business hours, representatives of the Purchaser (including their respective officers, employees, consultants, agents and other designees (including without limitation, the SBA)) to discuss the business, operations, properties and financial and other condition of Appia and its Subsidiaries with officers and senior management employees of Appia and its Subsidiaries and with its independent certified public accountants. Notwithstanding anything to the contrary in this Section 7.6, if there shall have occurred and be continuing an Event of Default, all costs associated with the rights of the Purchaser described in Section 7.6(ii)(A) above shall be borne by Appia.

7.7              Confidentiality. The Purchaser agrees to use the same degree of care as the Purchaser uses to protect its own confidential information to keep confidential any information furnished to the Purchaser pursuant to this Agreement that Appia identifies as being confidential or proprietary (so long as such information is not in the public domain), except that the Purchaser may disclose such proprietary or confidential information: (i) to any partner, subsidiary or parent of the Purchaser for the purpose of evaluating its investment in the Companies as long as such partner, subsidiary or parent is advised of and agrees or has agreed to be bound by the confidentiality provisions of this Section 7.7 or comparable restrictions; (ii) at such time as it enters the public domain through no fault of the Purchaser; (iii) that is communicated to it free of any obligation of confidentiality; (iv) that is developed by the Purchaser or its agents independently of and without reference to any confidential information communicated by Appia or Digital; (v) as required by applicable law; or (vi) to its attorneys, accountants and tax advisors who are subject to obligations of confidentiality in connection with the Purchaser’s investment in the Companies.

SECTION 8.      ADDITIONAL COVENANTS. For so long as any amount of the Obligations remains outstanding, Appia hereby covenants and agrees with the Purchaser as follows:

8.1              Limitation on Indebtedness. Without the consent of the Purchaser, Appia shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:

(a)             Senior Debt which shall not exceed Five Million and 00/100 Dollars ($5,000,000.00), and Purchase Money Indebtedness which shall not exceed One Million and 00/100 Dollars ($1,000,000.00). At such time as the aggregate amount outstanding of Senior Debt is less than Five Million and 00/100 Dollars ($5,000,000.00), Appia may incur additional Indebtedness other than Purchase Money Indebtedness, but only to the extent that Senior Debt is less than Five Million and 00/100 Dollars ($5,000,000.00). At such time as the aggregate amount outstanding of Purchase Money Indebtedness is less than One Million and 00/100 Dollars ($1,000,000.00), Appia may incur additional Purchase Money Indebtedness, but only to the extent that Purchase Money Indebtedness is less than One Million and 00/100 Dollars ($1,000,000.00);

(b)            the Obligations;

(c)             current liabilities which are incurred in the ordinary course of business and which are not incurred through (i) the borrowing of money or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services, including credit incurred in the ordinary course of business with corporate credit cards;

(d)            Indebtedness with respect to taxes or assessments which are not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of Appia or its Subsidiaries, as the case may be, in conformity with GAAP;

(e)             Indebtedness of Appia or any Subsidiary, including Indebtedness of Appia to any Subsidiary and of any Subsidiary to Appia or any other Subsidiary, so long as such Indebtedness is subordinated in right of payment to all Obligations on such terms and conditions as the Purchaser may reasonably require; and

(f)             extensions, refinancings and renewals of Indebtedness set forth above in Section 8.1(a), provided that the principal amount is not increased or the terms modified to impose materially more burdensome terms upon a Company or any Subsidiary.

8.2              Limitation on Contingent Liabilities. Without the consent of the Purchaser, Appia shall not, and Appia shall not permit any of its Subsidiaries to, agree to or become liable for any Contingent Indebtedness, except for: (i) the Obligations; (ii) guarantees made in the ordinary course of the business by Appia of obligations of any Subsidiary, which obligations are otherwise permitted under this Agreement; and (iii) endorsements for collection or deposit in the ordinary course of business.

8.3              Limitation on Liens. Without the consent of the Purchaser, Appia shall not, and Appia shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for the following (hereinafter referred to collectively as “Permitted Liens”):

(a)             Liens to secure the Senior Debt or Replacement Senior Debt;

(b)            Liens created pursuant to the Security Documents;

(c)             Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of Appia or its Subsidiaries, as the case may be, in conformity with GAAP;

(d)            statutory landlords’ liens and carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business and imposed without action of such parties for sums which are not overdue;

(e)             judgment Liens created by or resulting from any litigation or legal proceeding provided that such Liens do not also constitute an Event of Default;

(f)             pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance, and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

(g)             deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations (other than liens arising under ERISA or environmental liens), surety and appeal bonds, indemnity and performance bonds, and other obligations of a like nature incurred in the ordinary course of business;

(h)            Liens consisting of easements, zoning restrictions, flowage rights, rights-of-way, covenants, conditions, restrictions, reservations, licenses, agreements and other similar matters, which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the use of the property subject thereto or materially interfere with the ordinary conduct of the business of a Company or its Subsidiaries;

(i)              Liens to secure Indebtedness for Purchase Money Indebtedness to the extent that such Indebtedness is permitted under Section 8.1(a); provided, however, that (A) each such Lien is given only to secure the purchase price of the property which is the subject of such Purchase Money Indebtedness, does not extend to any other property, and is given at the time of acquisition of the property; and (B) the Purchase Money Indebtedness secured thereby does not exceed the lesser of the cost of such property or its fair market value at the time of acquisition;

(j)              Liens in favor of lessors under Capitalized Leases to the extent that the Capitalized Lease Obligations thereunder is Indebtedness permitted under Section 8.1(a); provided, however, that each such Lien extends only to the property which is subject of such Capitalized Lease, is given only to secure the Capitalized Lease Obligations under such Capitalized Lease, and is given at the commencement date of such Capitalized Lease; and

(k)            Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in Section 8.3(a); provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced (as may have been reduced by any payment thereon) does not increase;

8.4              Limitation on Fundamental Changes. Other than in connection with a Liquidity Event in respect of which the New Debenture is repaid in full in accordance with Section 2.8(b), Appia shall not, and Appia shall not permit any of its Subsidiaries to, experience a Liquidity Event or make any material change in its present method of conducting business (which consists of advertising, marketing and sales within the mobile industry and other reasonably related industries) or its currently proposed business, except:

(a)             any Subsidiary of Appia may be merged or consolidated with Appia (provided that Appia shall be the continuing or surviving corporation) or with or into any one or more wholly-owned Subsidiaries of Appia (provided that such wholly-owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation);

(b)            any wholly-owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to Appia or any other wholly-owned Subsidiary of Appia;

(c)             pursuant to any sale of assets expressly permitted by Section 8.5; and

(d)            Appia may be merged into or consolidated with Digital provided that Digital shall assume all of Appia’s obligations and responsibilities pursuant to this Agreement.

8.5              Limitation on Sale of Assets. Without the consent of the Purchaser, Appia shall not, and Appia shall not permit any of its Subsidiaries to, convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary’s Capital Stock to any Person except:

(a)             the conveyance, sale, lease, assignment, transfer or other disposition of Obsolete Property or surplus property;

(b)            the sale of inventory in the ordinary course of business;

(c)             the sale or discount for fair value, without recourse and consistent with sound business practices of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

(d)            the license of Intellectual Property Assets in the ordinary course of business;

(e)             leases or subleases of property not materially interfering with the ordinary course of conduct of the business of a Company or its Subsidiaries;

(f)             the sale or transfer of property and assets to the extent and as permitted by Section 8.4(b) or Section 8.4(d);

(g)             the sale or transfer of “equipment” (as defined in the UCC) so long as such equipment is promptly replaced by equipment of equal or greater value;

(h)            the sale or transfer of property or assets in connection with Permitted Liens; and

(i)              the sale or transfer of property or assets with a fair market value not exceeding One Hundred Thousand and 00/100 Dollars ($100,000.00) in the aggregate per annum.

8.6              Limitation on Sales and Leasebacks. Without the consent of the Purchaser, Appia shall not, and Appia shall not permit any of its Subsidiaries to, enter into any arrangement with any Person providing for the leasing by Appia or any Subsidiary of real or personal property which has been or is to be sold or transferred by Appia or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of Appia or such Subsidiary.

8.7              Payment of Obligations. Appia shall, and shall cause each of its Subsidiaries to, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of the material obligations of Appia or such Subsidiary, whichever is applicable, (except obligations for which the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of Appia or any of its Subsidiaries, as the case may be).

8.8              Conduct of Business and Maintenance of Existence. Appia shall, and shall cause each of its Subsidiaries to: (i) continue to engage in business of the same general type as now conducted by Appia (which consists of advertising, marketing and sales within the mobile industry) or proposed to be conducted by Appia or a business reasonably related thereto and as reasonably following from the Acquisition; (ii) preserve, renew and keep in full force and effect its existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to this Section 8.8; and (iii) comply in all material respects with all Contractual Obligations and Requirements of Law, except where (A) any such Contractual Obligation is being contested in good faith, a bona fide dispute exists with respect to any such Contractual Obligation, or failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect, or (B) any such Requirement of Law is being contested in good faith or the failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

A remediable failure by Appia to comply with the covenants set forth in this Section 8.8 shall not constitute a Default or Event of Default hereunder if such failure or failures, in the aggregate, would not reasonably be expected to have a Material Adverse Effect, unless such failure shall continue unremedied for a period of twenty (20) days after the earlier of (i) the date on which a Responsible Officer of Appia first learns of such failure or (ii) the date on which written notice thereof shall have been given to Appia by the Purchaser.

8.9              Maintenance of Property; Insurance. Appia shall, and shall cause each of its Subsidiaries to (i) keep all property material to the conduct of its business in good working order and condition, normal wear and tear excepted; (ii) maintain insurance with financially sound and reputable insurance companies on such of its property and in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and (iii) furnish to the Purchaser, upon written request, full information as to the insurance carried.

A remediable failure by Appia to comply with the covenants set forth in clause (i) or clause (iii) hereinabove shall not constitute a Default or Event of Default hereunder unless such failure shall continue unremedied for a period of twenty (20) days after the earlier of (A) the date on which a Responsible Officer of Appia first learns of such failure or (B) the date on which written notice thereof shall have been given to Appia by the Purchaser.

8.10          Maintenance of Liens of the Security Documents. Appia shall, and shall cause each of its Subsidiaries to, promptly upon the reasonable request of the Purchaser, at the sole cost and expense of Appia and its Subsidiaries, execute, acknowledge and deliver, or cause the execution, acknowledgement and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents or otherwise reasonably deemed by the Purchaser necessary or desirable for the continued validity, perfection and priority of the Liens on the Collateral covered thereby.

8.11          Pledge of After Acquired Property. If at any time following the Closing, Appia or any of its Subsidiaries acquires property of any nature whatsoever having a value in excess of Fifty Thousand Dollars ($50,000) which is intended by the terms of the applicable Security Document to be, but is not, subject to the Liens created by the Security Documents, Appia shall, or shall cause its relevant Subsidiaries to, as soon as possible and in no event later than thirty (30) days after the relevant acquisition date and, to the extent permitted by applicable law, grant to the Purchaser a first priority (subject to Permitted Liens) Lien on such property as collateral security for the Obligations pursuant to documentation reasonably satisfactory in form and substance to the Purchaser. Appia, at its own expense, shall execute, acknowledge and deliver, or cause the execution, acknowledgement and delivery of, and thereafter register, file or record in an appropriate governmental office, any document or instrument (including legal opinions, title insurance, consents and corporate documents) and take all such actions reasonably deemed by the Purchaser to be necessary or desirable to ensure the creation, priority and perfection of such Lien.

8.12          Prohibition of Liens. Without the consent of the Purchaser, Appia shall not, and Appia shall not permit any of its Subsidiaries to, enter into with any Person any agreement (other than this Agreement and the other Financing Documents) which prohibits or limits the ability of Appia or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien (other than Permitted Liens) upon the property or assets of Appia, whether now existing or hereafter arising, wherever such property or assets may be located.

8.13          New Subsidiaries. Except as permitted by Section 8.15(i), Appia shall not create or acquire any direct or indirect Subsidiary without the express written consent of the Purchaser. With regard to any Subsidiary which the Purchaser permits Appia to create or acquire, Appia shall cause, at its sole cost and expense, each such Subsidiary that is organized (unless Purchaser otherwise consents in writing), immediately upon such creation or acquisition to execute and deliver to the Purchaser the following agreements and documents, which agreements and documents shall be in form and substance reasonably satisfactory to the Purchaser: (i) an instrument pursuant to which such Subsidiary shall become a guarantor of the Obligations, (ii) a security agreement (it being acknowledged and agreed that such security agreement shall be substantially in the same form as the Appia Security Agreement); (iii) any and all UCC financing statements which the Purchaser deems necessary and appropriate in order to implement such security agreement; and (iv) such other agreements, documents, financing statements, instruments, opinions and certificates and completion of such other matters, as the Purchaser may reasonably deem necessary or appropriate to assure that the Purchaser shall have the same rights and protections with respect to such Subsidiary as they have with respect to the Companies and that such Subsidiary shall be subject to the same obligations under the Financing Documents as the Companies.

8.14          Restricted Payments. Without the consent of the Purchaser, Appia shall not, and Appia shall not permit any of its Subsidiaries to, declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of Appia or any or its Subsidiaries or any warrants or options to purchase any such shares of Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of either Company or any of its Subsidiaries, in each case other than (i) repurchases of stock from former employees or consultants pursuant to the terms of a previously existing written agreement with such employees and consultants who performed services for Appia or any Subsidiary in connection with the cessation of such employment or service at no greater than the original purchase price, provided that no such repurchase can occur without the Purchaser’s consent if an Event of Default has occurred, is continuing or would exist after giving effect to the repurchase, (ii) wholly-owned Subsidiaries declaring and paying dividends to Appia or other wholly-owned Subsidiaries, and (iii) Appia declaring and paying dividends to Digital.

8.15          Limitation on Investments, Loans and Advances. Without the consent of the Purchaser, Appia shall not, and Appia shall not permit any of its Subsidiaries to, make any advance, loan, extension of credit, or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of, or any assets constituting a business unit of, or make any other investment in, any Person (an “Investment”), except:

(a)             investments in cash, federally insured deposit accounts and Cash Equivalents;

(b)            securities held by Appia or any of its Subsidiaries prior to the Closing Date and listed on Schedule 8.15;

(c)             Investments by Appia in any wholly-owned Subsidiary and Investments by any such wholly-owned Subsidiary in Appia or in any other wholly-owned Subsidiary;

(d)            extensions of trade credit and endorsements of negotiable instruments and other negotiable documents in the ordinary course of business;

(e)             loans or advances to employees, officers or directors of Appia or any of its Subsidiaries, or guarantee the payment of any such loan granted by a third party, in an aggregate amount for Appia and its Subsidiaries not to exceed Fifty Thousand Dollars ($50,000) at any time outstanding;

(f)             Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of a Appia’s business;

(g)             Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business, provided that this Section 8.15(g) shall not apply to Investments of Appia in any Subsidiary;

(h)            Additional Investments in an aggregate amount not to exceed One Hundred Thousand and 00/100 Dollars ($100,000.00) at any time outstanding; and

(i)              Up to One Million and 00/100 Dollars ($1,000,000) of Investments in the aggregate in one or more Persons who, in connection with such Investments, become direct or indirect wholly-owned Subsidiaries of Appia; provided that no more than Four Hundred Thousand and 00/100 Dollars ($400,000) of such Investment shall be funded with cash or Cash Equivalents.

8.16          Limitation on Transactions with Affiliates. Appia shall not, and Appia shall not permit any of its Subsidiaries to, enter into any transaction (including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service) with any Affiliate unless such transaction (i) is otherwise permitted under this Agreement; or (ii)(A) is in the ordinary course of Appia’s or such Subsidiary’s business or approved by a majority of the Appia Board who are disinterested in such transaction; and (B) is upon fair and reasonable terms no less favorable to Appia or such Subsidiary, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate; provided, however, that the foregoing restriction shall not prohibit any employment agreement entered into by Appia or any of its Subsidiaries in the ordinary course of business; any issuance of securities in connection with employment arrangements, stock options and stock ownership plans of Appia entered into in the ordinary course of business or participation in future equity financings of Appia. Nothing in this Section 8.16 prohibits any transaction otherwise permitted in this Agreement.

8.17          Senior Debt. Without the consent of the Purchaser, Appia shall not increase the aggregate amount of any debt permitted by Section 8.1(a) above to an amount which at any time and in the aggregate exceeds the sum of Six Million and 00/100 Dollars ($6,000,000.00), and of which Senior Debt shall not exceed Five Million Dollars ($5,000,000) and Purchase Money Indebtedness shall not exceed One Million Dollars ($1,000,000).

8.18          Redemption Rights. Without the consent of the Purchaser, other than with respect to Digital, Appia shall not grant Redemption Rights to any Stockholder or permit the exercise of any Redemption Rights by any stockholder which would permit the exercise of such Redemption Rights prior to the payment in full of the New Debenture.

8.19          Notices. Appia shall, and shall cause each of its Subsidiaries to, give prompt notice to the Purchaser of:

(a)             the following events, as soon as practicable and in any event within thirty (30) days after Appia has knowledge thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or Appia or any Commonly Controlled Entity with respect to the withdrawal from, or the termination, reorganization or insolvency of, any Plan;

(b)            the occurrence of any Default or Event of Default of which Appia has knowledge; or

(c)             any development or event which would reasonably be expected to have a Material Adverse Effect.

Any notice under this Section 8.19 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action Appia proposes to take with respect thereto but shall not be required to include any privileged information.

8.20          Limitation on Changes in Fiscal Year. Appia shall not, and Appia shall not permit any of its Subsidiaries to, change the fiscal year of Appia or any of its Subsidiaries other than one time to conform their respective fiscal years with that of Digital.

SECTION 9.      EVENTS OF DEFAULT.

9.1              Events of Default; Acceleration. If any of the following events (“Events of Default”) shall occur:

(a)             Appia shall fail to pay any principal amount of the New Debenture or fees, charges, costs or expenses (other than an Interest Default permitted by Section 2.5(a)) due and payable under the New Debenture or any of the Financing Documents when such payment comes due in accordance with the terms of this Agreement and the other Financing Documents; or Appia shall fail to pay any other amount payable hereunder when due (other than an Interest Default permitted by Section 2.5(a)); or

(b)            any representation or warranty made by a Company or any other Obligor herein or in any other Financing Document or which is contained in any certificate, document, financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Financing Document shall prove, when taken as a whole, to have been incorrect in any material respect on or as of the date made; or

(c)             the failure by Appia or any other Obligor to punctually perform, observe, comply with or satisfy (i) any covenant, agreement or condition contained in Sections 7 or 8 of this Agreement, or (ii) any covenant, agreement or condition contained in any Financing Document, subject to any applicable cure period set forth therein; or

(d)            Appia or any Subsidiary shall be in default in the observance or performance of any other covenant contained in this Agreement or any other Financing Document (other than as provided in paragraphs (a) through (c) of this Section 9.1), and such default (if remediable) shall continue unremedied for a period of twenty (20) days after the earlier of (i) the date on which a Responsible Officer of such Company first learns of such default or (ii) the date on which written notice thereof shall have been given to such Company by the Purchaser; or

(e)             Appia or any Subsidiary shall fail to pay when due or shall fail to observe or perform any term, covenant or agreement evidencing or securing any Indebtedness of such Company which, together with all such other due but unpaid Indebtedness, exceeds the sum of Two Hundred Thousand and 00/100 Dollars ($200,000.00), which results in the proper acceleration of such Indebtedness or the proper declaration of an event of default under any agreement relating to such Indebtedness; or

(f)             a Company or any Subsidiary, (i) shall make an assignment for the benefit of creditors; or (ii) shall admit in writing its inability to pay its debts as they become due, or its inability to pay or perform under the Financing Documents; or (iii) shall file a voluntary petition in bankruptcy; or (iv) shall file any petition, answer, or document seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation pertinent to such circumstances; or (v) shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of such Company or of all or any substantial part (i.e., 33-1/3% or more) of the assets or property of such Company; or (vi) other than as permitted herein, shall cease operations of its business as its business has normally been conducted (which consists of advertising, marketing and sales within the mobile industry) or is currently proposed to be conducted, or terminate substantially all of its employees; or (vii) such Company’s directors or majority shareholders shall take any action initiating any of the foregoing actions described in clauses (i) through (vi); or

(g)             either (i) forty-five (45) days shall have expired after the commencement of an involuntary action against a Company or any Subsidiary seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, without such action being dismissed or all orders or proceedings thereunder affecting the operations or the business of such Company or any Subsidiary being stayed; or (ii) a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be timely appealed; or (iii) such Company or any Subsidiary shall file any answer admitting or not contesting the material allegations of a petition filed against such Company or any Subsidiary in any such proceedings; or (iv) the court in which such proceedings are pending shall enter a decree or order granting the relief sought in any such proceedings; or (v) twenty (20) days shall have expired after the appointment, without the consent or acquiescence of a Company or any Subsidiary, of any trustee, receiver or liquidator of such Company or any Subsidiary or of all or any substantial part of the properties of such Company or any Subsidiary without such appointment being vacated; or

(h)            (i) Appia or any Commonly Controlled Entity shall fail to pay when due any amount that it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA, unless (A) such liability is being contested in good faith by appropriate proceedings, such Company or such Commonly Controlled Entity, as the case may be, has established and is maintaining adequate reserves in accordance with GAAP and no lien shall have been filed to secure such liability or (B) which would not have a Material Adverse Effect; or (ii) the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans; or (iii) a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or

(i)              one or more final, nonappealable judgments or decrees shall be entered against Appia or any of its Subsidiaries involving individually monetary damages of Two Hundred Fifty and 00/100 Dollars ($250,000.00) (in excess of what is paid or covered by insurance) or in the aggregate, monetary damages of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) (in excess of what is paid or covered by insurance) or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof; or

(j)              if any of the Financing Documents or the Warrant (or any provision contained therein) shall be cancelled, terminated, revoked, curtailed or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Purchaser, or any action at law, suit or in equity or other legal proceeding be commenced by or on behalf of a Company or any of its officers of members of its Board of Directors and results in, or is reasonably likely to result in, a finding, order, decree or judgment which does or would cancel, revoke, curtail or rescind any of the Financing Documents or the Warrant, or any Governmental Authority of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any of the Financing Documents or the Warrant (or any provision contained therein) is illegal, invalid or unenforceable in accordance with the terms thereof; or

(k)            any Lien created by any of the Security Documents shall, by reason of any breach by any Obligor thereto of any of its covenants or other obligations contained in such Security Documents, cease to be enforceable and of the same effect and priority purported to be created thereby; or

(l)              a material portion of the property of a Company or any of its Subsidiaries is damaged by fire or other casualty, or otherwise lost or stolen, the restoration or replacement cost of which property exceeds the amount of insurance proceeds readily available for such restoration or replacement; or

(m)          any default shall exist and remains unwaived, unforborn or uncured with respect to any of the Senior Debt or Replacement Senior Debt if, as a result of such default, any holder of the Senior Debt or Replacement Senior Debt, is entitled and elects to cause any such Senior Debt or Replacement Senior Debt to become due prior to its stated date of maturity; or

(n)            any payment which a Company knew or should have known was be made in violation of any subordination agreement entered into between the Purchaser and another holder of Company Indebtedness or Company Subsidiary Indebtedness; or

(o)            (i) any guaranty of any Obligations terminates or ceases for any reason to be in full force and effect; (ii) Digital does not perform any obligation or covenant under the Digital Guaranty; (iii) any circumstance described in Sections 9.1(b), (f), (g), and (i) hereinabove with respect to (i.e., as and as-if applied to) Digital (provided that with respect to Digital, the applicable threshold under Section 9.1(i) shall be Five Hundred Thousand Dollars ($500,000)); or (iv) the liquidation, winding up, or termination of existence of Digital.

then, and in any such event, so long as the same may be continuing, the Purchaser may, by notice to the Companies, declare all amounts owing with respect to this Agreement, the New Debenture, and the other Financing Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Companies; provided, however, that in the event of any Event of Default specified in Section 9.1(f), Section 9.1(g) or Section 9.1(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Purchaser.

9.2              Effect of Schedules and Loan Agreement Representations. For the avoidance of doubt and notwithstanding the consummation of the Closing by the Purchaser or anything else contained herein or in the Financing Documents: (i) no circumstance, condition, subject, item, occurrence or other matter which constitutes an Event of Default under this Agreement or the other Financing Documents shall be deemed waived by virtue of it having been set forth on the Master Disclosure Schedule or any other disclosure schedule delivered in connection with this Agreement or the other Financing Documents; and (ii) whether an Event of Default has occurred shall be determined without regard to any disclosure set forth on the Master Disclosure Schedule or any other disclosure schedule delivered in connection with this Agreement or the other Financing Documents (but any circumstance, condition, subject, item, occurrence or other matter disclosed therein will be acknowledged by Borrower to have occurred for purposes of identifying an Event of Default).

SECTION 10.  RIGHTS AND REMEDIES.

10.1          Rights of Purchaser. Upon the occurrence and during the continuance of any one or more of the Events of Default, the Purchaser may proceed in accordance with applicable law to enforce the legal or equitable rights or remedies as it may have under this Agreement or any other Financing Documents or otherwise by virtue of applicable law.

10.2          Setoff and Adjustments. In addition to any rights and remedies of the Purchaser provided by law, the Purchaser shall have the right, without prior notice to either Company, any such prior notice being expressly waived by each Company to the extent permitted by applicable law, upon any amount becoming due and payable by a Company hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount then due and payable any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, at any time held or owing by the Purchaser or any branch or agency thereof to or for the credit or the account of a Company. The Purchaser agrees to promptly notify the Companies after any such set-off and application made by the Purchaser, provided that the failure to give such notice shall not affect the validity of such set-off and application.

10.3          No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising on the part of the Purchaser, any right, remedy, power or privilege hereunder or under the other Financing Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.4          Distribution of Collateral Proceeds. In the event that, following the occurrence and during the continuance of any Event of Default, the Purchaser receives any monies in connection with the enforcement of any of the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows: (i) first, to the Obligations in such order or preference as the Purchaser may determine; (ii) second, upon payment and satisfaction in full or other provisions for payment in full satisfaction of all of the Obligations, to the payment of any obligations required to be paid pursuant to §9-615 of the UCC; and then (c) third, the excess, if any, shall be returned to the applicable Company or to such other Persons as are entitled thereto.

SECTION 11.  MISCELLANEOUS.

11.1          Amendments and Waivers. Neither this Agreement nor any other Financing Document or the Warrant, nor any terms hereof or thereof may be amended, supplemented or modified except in a writing signed by the Parties. No provision of this Agreement or of any other Financing Document or of the Warrant, or any terms hereof or thereof, may be waived except in a writing signed by the party waiving its rights. In the case of any waiver, the Parties shall be restored to their former positions and rights hereunder and under the other Financing Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

11.2          Survival of Covenants. Except for those which by their terms survive termination of the Financing Documents or for another period of time, all agreements, representations, covenants and warranties made by a Company in the Financing Documents shall remain in full force and effect until all Obligations (other than inchoate indemnity obligations) have been paid in full and satisfied, notwithstanding the fact that the New Debenture may, from time to time, be in a zero or credit position.

11.3          Prior Discussions; Counterparts. The Financing Documents and the Warrant incorporate all discussions and negotiations between the Parties and either express or implied, concerning the Obligations, notwithstanding any custom, usage or oral agreement or understanding to the contrary. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but such counterparts together shall constitute one and the same instrument. Any proof of this Agreement shall require production of only one such counterpart.

11.4          Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.5          Notices. All notices, requests and demands to or upon the Parties to be effective shall be in writing (including by facsimile transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered by hand, or when sent during normal business hours (or on the following Business Day, if sent after normal business hours) by facsimile transmission or by telex, answer back received, or on the first Business Day after delivery to any overnight delivery service, freight prepaid, or three (3) Business Days after being sent by certified mail, return receipt requested, postage prepaid, and addressed in the case of the Parties as follows or to such other address as may be hereafter notified by the respective parties hereto:

(a)	If to Digital,
	then:	Digital Turbine, Inc.
1300 Guadelupe
Austin, TX 78701
Attention: Bill Stone
Facsimile:
Telephone: 512-365-9991

with a copy (which shall
	not constitute notice) to:	Latham & Watkins LLP
355 South Grand Avenue
Los Angeles, California 90071
Attention: W. Alex Voxman, Esq. and
David M. Wheeler, Esq.
Facsimile: (213) 891-8763
Telephone: (213) 485-1234

(b)	If to Appia,
	then:	Appia, Inc.
320 Blackwell Street, 3rd Floor
Durham, NC 27701
Attention: Judson S. Bowman, CEO
Facsimile:
Telephone: 919.251.6144

with a copy (which shall
	not constitute notice) to:	Goodwin Procter LLP
Exchange Place
Boston, Massachusetts 02109
Attention: Joseph C. Theis Jr., Esq.
Fax: (617) 523-1231

(c)	If to the Purchaser,
	then:	North Atlantic SBIC IV, L.P.
c/o North Atlantic Capital Corporation
Two City Center
Portland, Maine 04101
Attention: David M. Coit, Managing Director
Facsimile: 207.772.3257
Telephone: 207.772.4470

with a copy (which shall
	not constitute notice) to:	Nixon Peabody LLP
100 Summer Street
Boston, Massachusetts 02110
Attention: David A. Martland, Esq.
Facsimile: 866.368.6632
Telephone: 617.345.6145

11.6          Expenses.

(a)             Digital agrees to pay all reasonable and documented actual out-of-pocket expenses, including: (i) the reasonable costs of producing and reproducing this Agreement, the other Financing Documents, the Warrant, any subordination agreement entered into pursuant hereto, and the other agreements and instruments mentioned herein, (ii) the reasonable fees, expenses and disbursements of counsel to the Purchaser incurred in connection with the preparation and negotiation of the Financing Documents, the Warrant, any subordination agreement entered into pursuant hereto, and other instruments mentioned herein, (iii) all reasonable fees, expenses and disbursements of the Purchaser incurred in connection with UCC searches, in a cumulative amount not to exceed Seventy-Five Thousand and 00/100 Dollars ($75,000.00) in the aggregate without written notice to Digital (the “Closing Expenses”). At Closing, Digital shall pay the Closing Expenses. The Purchaser may deduct the Closing Expenses directly against the purchase price paid at the Closing, and Appia shall treat the full amount of such payment as a payment for the New Debenture at Closing.

(b)            In addition, the Companies agree to pay all reasonable out-of-pocket expenses (including without limitation reasonable attorneys’ fees and costs and reasonable accounting and similar professional fees and charges) incurred by the Purchaser in connection with the enforcement of or preservation of rights under any of the Financing Documents against a Company or any Subsidiary (including without limitation any expenses incurred relating to entering into a subordination agreement for the benefit of any future holder of the Senior Debt or Replacement Senior Debt discussed in Section 2.2) or the administration thereof after the occurrence of a Default or Event of Default.

11.7          Indemnification.

(a)             Third-Party Claims. Each Company agrees to defend, indemnify and hold harmless the Purchaser from and against any and all third-party claims, actions and suits whether groundless or otherwise, and from and against any and all actual liabilities, losses, damages and expenses of every nature and character arising out of this Agreement, any of the other Financing Documents, or the Warrant or the transactions contemplated hereby including, without limitation, (i) any actual or proposed use by either Company of the proceeds of the New Debenture, (ii) any actual or alleged infringement of any patent, copyright, trademark, service mark, or similar right by either Company, or (iii) with respect to a Company or any other Obligor and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury, or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding; provided, however, such Company shall not be obligated to indemnify the Purchaser for such third-party claims which have been determined by a court of competent jurisdiction to have arisen out of the Purchaser’s actual bad faith, willful misconduct, or gross negligence or solely from the Purchaser’s breach of any of its obligations or duties under this Agreement, any of the other Financing Documents, or the Warrant. In litigation, or the preparation therefore, the Purchaser shall be entitled to select one counsel to serve as its own counsel and, in addition to the foregoing indemnity, the Companies agree to pay promptly the reasonable fees and expenses of such counsel.

(b)            Inter-Party Disputes. Each Company agrees to defend, indemnify and hold harmless the Purchaser from and against any and all actual liabilities, obligations, claims, damages, costs, losses and expenses (including court costs and attorney’s reasonable fees and expenses), as determined by a court of competent jurisdiction, that the Purchaser sustains or incurs arising out of this Agreement, or the preparation of this Agreement, or any of the Financing Documents or the Warrant, or in collecting or enforcing the Obligations, or in enforcing any of the Purchaser’s rights or remedies, or in the prosecution or defense of any action or proceeding concerning any matter arising out of this Agreement, any of the other Financing Documents or the Warrant, or the Obligations, or on account of the Purchaser’s relationship with a Company or any other Obligor (except for such claims which have been determined by a court of competent jurisdiction to have arisen out of the Purchaser’s actual bad faith, willful misconduct, or gross negligence or solely from Purchaser’s breach of any of its obligations or duties under this Agreement, any of the other Financing Documents, or the Warrant).

(c)             General. If, and to the extent that the obligations of a Company under this Section 11.7 are unenforceable for any reason, the Companies hereby agree to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this Section 11.7 shall survive payment or satisfaction in full of all other Obligations.

11.8          Acknowledgements. Each Company hereby acknowledges that (i) such Company has been advised by counsel in the negotiation, drafting, execution and delivery of this Agreement, the other Financing Documents, and the Warrant; (ii) the Purchaser has no fiduciary relationship with or fiduciary duty to either Company arising out of or in connection with this Agreement or any of the other Financing Documents or the Warrant; and (iii) no joint venture is created hereby or by the other Financing Documents or the Warrant or otherwise exists by virtue of the transactions contemplated hereby between the Parties.

11.9          Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, except that neither Company may assign or transfer any of its rights or obligations under this Agreement without the consent of the Purchaser. The rights of the Purchaser under this Agreement and the other Financing Documents are not assignable without the written consent of Digital, except that assignments by the Purchaser of its rights under this Agreement and the other Financing Documents to its Affiliates shall be permitted without the consent of either Company so long as the Purchaser’s assignee agrees in writing to be bound by all of the provisions set forth in this Agreement and the other Financing Documents that were applicable to the Purchaser.

11.10      Loss, Theft, Destruction or Mutilation of the New Debenture. Upon receipt of an affidavit of an officer of the Purchaser, as to the loss, theft, destruction or mutilation of the New Debenture or any other Financing Document or the Warrant which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of the New Debenture or other Financing Document or the Warrant, the applicable Company shall issue, in lieu thereof, a replacement New Debenture or other Financing Document or the Warrant in the same principal amount thereof and otherwise of like tenor; provided, however, that the Purchaser agrees to defend, indemnify and hold harmless the Companies and their Stockholders, directors and officers from any and all claims, loss or damage whatsoever arising out of the issuance of a replacement New Debenture or other Financing Document or the Warrant pursuant to this Section 11.10.

11.11      Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER FINANCING DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

11.12      Governing Law; Consent to Jurisdiction. This Agreement and the other Financing Documents shall be construed in accordance with and governed by, the laws of the State of New York, without giving effect to the conflict of laws principles thereof. Each Party agrees that any suit, action or proceeding against the other arising out of or based upon this Agreement may be instituted in a United States Federal or state court located in the State of Delaware, and any court properly appealable therefrom, and each Party irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. Each Party irrevocably waives, to the fullest extent permitted by law, any objection to any suit, action or proceeding that may be brought in connection with this Agreement in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. Each Party agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Parties and may be enforced in any court to the jurisdiction of which they are subject, by a suit upon judgment.

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IN WITNESS WHEREOF, the Parties have caused this Securities Purchase Agreement to be duly executed and delivered under seal by their proper and duly authorized officers as of the day and year first above written.

Appia:

APPIA, INC.

By:	/s/ Judson S. Bowman
Name:	Judson S. Bowman
Title:	Chief Executive Officer

Digital:

DIGITAL TURBINE, INC.

By:	/s/ Bill Stone
Name:	Bill Stone
Title:	Chief Executive Officer

The Purchaser:

NORTH ATLANTIC SBIC IV, L.P.

By:	North Atlantic Investors SBIC IV, LLC
General Partner

By:	/s/ David M. Coit
Name:	David M. Coit
Title:	Managing Director

[Signature Page to Securities Purchase Agreement]

APPENDIX A

1. Definitions. As used in the Agreement, the following terms shall have the following meanings:

“Acquisition”: as defined in the recitals to this Agreement.

“Affiliate”: means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation, any general partner, managing member, officer or director of such Person, or any venture capital fund now or hereafter existing which is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

“Agreement”: this Securities Purchase Agreement, as duly amended, supplemented or otherwise modified from time to time.

“Appia”: as defined in the preamble to this Agreement.

“Appia Security Agreement”: that certain Security Agreement – All Assets to be executed by Appia and the Purchaser substantially in the form attached as Exhibit E.

“Audited Statements”: as defined in Section 5.21(a).

“Balance Sheet”: as defined in Section 5.21(a).

“Business”: the business of a Company and its Subsidiary as currently conducted and currently proposed to be conducted.

“Business Day”: any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Delaware, or is a day on which banking institutions located in the State of Delaware are required or authorized by any Requirement of Law to be closed.

“Capital Expenditures”: as to any Person for any period, the aggregate amount paid or accrued by such Person for the rental, lease, purchase (including by way of the acquisition of securities of a Person), construction or use of any property during such period, the value or cost of which, in accordance with GAAP, would appear on such Person’s consolidated balance sheet in the category of property, plant or equipment at the end of such period, excluding (i) any such expenditure in respect of any Replacement Asset and (ii) any such expenditure made to restore, replace or rebuild property to the condition of such property immediately prior to any damage, loss, destruction or condemnation of such property, to the extent such expenditure is made with insurance proceeds or condemnation awards relating to any such damage, loss, destruction or condemnation.

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

“Capitalized Lease”: any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

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“Capitalized Lease Obligations”: as to any Person, the obligations of such Person to pay rent or other amounts under any Capitalized Leases; the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Cash Equivalents”: (i) securities issued or directly and fully guaranteed or insured by the United States Government, or any agency or instrumentality thereof, having maturities of not more than one year from the date of acquisition, (ii) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of “A” or better from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (iii) certificates of deposit, time deposits, Eurodollar time deposits, money market accounts, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof of any domestic commercial bank the long-term debt of which is rated at the time of acquisition thereof at least A or the equivalent thereof by Standard & Poor’s Ratings Group, or A or the equivalent thereof by Moody’s Investors Service, Inc., and having capital and surplus in excess of Five Hundred Million and 00/100 Dollars ($500,000,000.00), (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i), (ii) and (iii) entered into with any bank meeting the qualifications specified in clause (iii) above, (v) commercial paper rated at the time of acquisition thereof at least A-2 or the equivalent thereof by Standard & Poor’s Ratings Group or P-2 or the equivalent thereof by Moody’s Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in either case maturing within one year after the date of acquisition thereof and (vi) other investment instruments approved in writing by the Purchaser and offered by any financial institution which has a combined capital and surplus of not less than One Hundred Million and 00/100 Dollars ($100,000,000.00).

“Closing”: as defined in Section 2.1.

“Closing Date”: as defined in Section 2.1.

“Closing Expenses”: as defined in Section 11.6(a).

“Closing Securities”: the New Debenture, the Common Shares, and the Warrant.

“Code”: as defined in Section 5.24.

“Collateral”: all right, title and interest of the Obligors in and to their assets, now owned or hereinafter acquired, upon which a Lien is purported to be created by any Security Document.

“Commitment”: as defined in Section 2.1.

“Common Shares”: as defined in Section 3.1.

“Common Stock”: as defined in Section 5.2(b).

“Commonly Controlled Entity”: an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group which includes the Company and which is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of determining liability under Section 412 of the Code, which is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

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“Company” and “Companies”: as defined in the preamble to this Agreement.

“Consolidated Net Income”: for any period, the net income of a Company and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, but excluding from the determination of Consolidated Net Income (without duplication) (i) any extraordinary or non-recurring gains or losses or gains or losses from Asset Sales, (ii) effects of discontinued operations, (iii) the income (or loss) of any Person in which any other Person (other than the Company or any of the Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid in cash to such Company or any of its Subsidiaries by such Person during such period and (iv) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of such Company or is merged into or consolidated with such Company or any of its Subsidiaries or the date such Person’s assets are acquired by such Company or any of its Subsidiaries.

“Consolidated Tangible Net Worth”: at any date of determination, the sum of the aggregate tangible assets of a Company and its Subsidiaries after having excluded (i) the book value of all Intangible Assets of such Company and its Subsidiaries and (ii) all liabilities of such Company and its Subsidiaries (including all deferred income taxes), all as determined on a consolidated basis in accordance with GAAP consistently applied.

“Contingent Indebtedness”: means any assumption, guarantee, endorsement or otherwise becoming directly or contingently liable (including, without limitation, liable by way of agreement, contingent or otherwise to purchase or provide funds for payment, to supply funds to, or otherwise invest in any debtor or otherwise to assure any creditor against any loss) in connection with any Indebtedness of any other Person.

“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Default Rate”: as defined in Section 2.5(a).

“Defaults”: any event which, upon the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Digital”: as defined in the preamble to this Agreement.

“Digital Common Stock”: the Common Stock, par value $0.001 per share, of Digital.

“Digital Guaranty”: means that certain Subordinated Guaranty to be executed by Digital in favor of the Purchaser in the form attached as Exhibit F.

“Dollars” and “$”: dollars in lawful currency of the United States of America.

“Domain Names”: as defined in Section 5.10(a).

“Environmental Law”: as defined in Section 5.15.

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“ERISA”: as defined in Section 5.23.

“Events of Default”: as defined in Section 9.1.

“Exchange Act”: the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Existing Senior Debt”: as defined in Section 2.2.

“Financial Statements”: as defined in Section 5.21(a).

“Financing Documents”: this Agreement, the New Debenture, the Security Documents, and any and all other agreements, guaranties, instruments, documents, certificates, financing statements, powers of attorney, consents and filings, whether heretofore, now, or hereafter executed by or on behalf of a Company, any of its Subsidiaries, or any other Person and delivered to the Purchaser in connection with the New Debenture, all as may be amended, modified, supplemented, restated or extended from time to time.

“First Debenture”: as defined in the recitals to this Agreement.

“GAAP”: generally accepted accounting principles in the United States of America in effect from time to time.

“Governmental Authority”: any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Indebtedness”: of any Person at any date, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), including any Purchase Money Indebtedness, (ii) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (iii) all obligations of such Person under Capitalized Leases, (iv) all obligations of such Person in respect of acceptances issued or created for the account of such Person (v) any Contingent Indebtedness and (f) all indebtedness of others of the types described in (i) through (iv) above secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof (the amount of such indebtedness with respect to such Person being deemed to be the lesser of the value of such property or the amount of indebtedness of others so secured).

“Interest Default”: as defined in Section 2.5(a).

“Intangible Assets”: as to any Person, any and all goodwill, organizational expense, licenses, patents, trademarks, tradenames, copyrights, capitalized research and development expenses, deferred charges and all other intangible assets of such Person.

“Intellectual Property Assets”: any and all of the following, as they exist throughout the world: (i) patents, patent applications of any kind, patent rights, inventions, discoveries and invention disclosures (whether or not patented) (collectively, “Patents”); (ii) rights in registered and unregistered trademarks, service marks, trade names, trade dress, logos, packaging design, slogans and Internet domain names, and registrations and applications for registration of any of the foregoing (collectively, “Marks”); (iii) copyrights in both published and unpublished works, including without limitation all compilations, databases and computer programs, manuals and other documentation and all copyright registrations and applications, and all derivatives, translations, adaptations and combinations of the above (collectively, “Copyrights”); (iv) rights in know-how, trade secrets, confidential or proprietary information, research in progress, algorithms, data, designs, processes, formulae, drawings, schematics, blueprints, flow charts, models, strategies, prototypes, techniques, Beta testing procedures and Beta testing results (collectively, “Trade Secrets”); (v) Domain Names; (vi) any and all other intellectual property rights and/or proprietary rights relating to any of the foregoing; and (vii) goodwill, franchises, licenses, permits, consents, approvals, and claims of infringement and misappropriation against third parties.

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“Investment”: as defined in Section 8.15.

“knowledge”: including the phrase “to the knowledge of a Company,” shall mean the actual knowledge after reasonable investigation of any Senior Executive.

“Licenses In”: as defined in Section 5.10(a).

“Licenses Out”: as defined in Section 5.10(a).

“Lien”: any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capitalized Lease having substantially the same economic effect as any of the foregoing) but excluding any license, permit or other right to use.

“Liquidity Event”: any one or more of the following events: (i) any liquidation, dissolution or winding-up of Appia or Digital or of any Subsidiary, whether voluntary or involuntary; (ii) a merger or consolidation in which (A) Appia or Digital is a constituent party or (B) a Subsidiary of Appia or Digital is a constituent party and Appia or Digital issues shares of Capital Stock pursuant to such merger or consolidation, except any such merger or consolidation involving Appia or Digital or a Subsidiary of Appia or Digital in which the shares of capital stock of Appia or Digital outstanding immediately prior to such merger or consolidation continue to represent, or are converted or exchanged for equity interests which represent, immediately following such merger or consolidation, in substantially the same relative proportions more than Fifty Percent (50%) by voting power of the equity interests of (1) the surviving or resulting Person or (2) if the surviving or resulting Person is a wholly owned Subsidiary of another Person immediately following such merger or consolidation, the Person that is the parent entity of such surviving or resulting Person; (iii) the sale of shares of Capital Stock in one or more related transactions as a result of which those Persons who held One Hundred and 00/100 Percent (100.00%) of the shares of voting Capital Stock of Appia or Digital immediately prior to such transaction or transactions do not hold more than Fifty and 00/100 Percent (50.00%) of the shares of voting Capital Stock of Appia or Digital after giving effect to such transaction or transactions; or (iv) the sale or disposition in one or a series of transactions by Appia or Digital of all or substantially all of the assets of Appia or Digital or any of their Subsidiaries; or (v) a Liquidity Event within the meaning of the Certificate of Incorporation of Appia or Digital.

“Material Adverse Effect”: a material adverse effect or change on (i) the business, operations, property, prospects, or condition (financial or otherwise) of a Company and its Subsidiaries taken as a whole or (ii) the validity or enforceability of this Agreement or any of the other Financing Documents or the Warrant or the rights or remedies of the Purchaser hereunder or thereunder; provided, however, that none of the following shall constitute, or shall be considered in determining whether there has occurred, and no event, circumstance, change or effect resulting from or arising out of any of the following shall constitute, a Material Adverse Effect: (A) changes in the national or world economy or financial markets as a whole or changes in general economic conditions that affect the industries in which the Companies and their Subsidiaries conduct their business, so long as such changes or conditions do not adversely affect the Companies and their Subsidiaries, taken as a whole, in a materially disproportionate manner relative to other similarly situated participants in the industries or markets in which they operate; and (B) any change in applicable Law, rule or regulation or GAAP or interpretation thereof after the Closing Date, so long as such changes do not adversely affect the Companies and their Subsidiaries, taken as a whole, in a materially disproportionate manner relative to other similarly situated participants in the industries or markets in which they operate.

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“Material Contract”: all written and oral contracts, agreements, deeds, mortgages, leases, subleases, licenses, instruments, notes, commitments, commissions, undertakings, arrangements and understandings to which Appia is a party or under which any of such Appia’s properties or assets are subject or bound (i) which by their terms involve, or would reasonably be expected to involve, obligations (contingent or otherwise) of, or aggregate payments by or to Appia of, in excess of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) per annum, (ii) which are not terminable by Appia upon thirty (30) days’ or less notice without penalty or premium, (iii) the breach or termination of which would reasonably be expected to have a Material Adverse Effect on Appia, or (iv) which involve indemnification by Appia with respect to infringements of proprietary rights (other than standard agreements with its customers and channel partners entered into in the ordinary course of business).

“Material Customers”: as defined in Section 5.27.

“Material Suppliers”: as defined in Section 5.27.

“Maturity Date”: the date which is two (2) years after the Closing Date.

“Merger Agreement”: as defined in the recitals to this Agreement.

“NAC Observer”: as defined in Section 2.10.

“New Debenture”: as defined in Section 2.1.

“New Senior Debt”: as defined in Section 2.2.

“Obligations”: all Indebtedness, obligations and liabilities of a Company or any of its Subsidiaries to the Purchaser, individually or collectively, now existing or hereafter arising, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under any of the Financing Documents.

“Obligors”: collectively, each Company and any Subsidiary which is now or hereafter becomes a party to any Financing Document.

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“Obsolete Property”: any property of a Company or any of its Subsidiaries which is obsolete, outdated or worn out or the useful life of which has substantially ended, in each case in the good faith determination of such Company or any applicable Subsidiary.

“Option Plan”: as defined in Section 5.2(e).

“Organizational Documents” shall mean (a) the articles or certificate of incorporation, all certificates of determination and designation, and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate or articles of limited partnership of a limited partnership; (d) the operating agreement, limited liability company agreement and the certificate or articles of organization or formation of a limited liability company; (e) any charter or similar document adopted or filed in connection with the creation, formation or organization of any other Person; and (f) any amendment to any of the foregoing.

“Party” and “Parties”: as defined in the preamble to this Agreement.

“Payment Account”: as defined in Section 2.7(a).

“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any Governmental Authority which succeeds to the powers and functions thereof.

“Permitted Liens”: as defined in Section 8.3.

“Person”: an individual, partnership, corporation, business trust, joint stock company, limited liability company, trust, unincorporated association, joint venture, Governmental Authority, or other entity of whatever nature.

“Plan”: at a particular time, any employee benefit plan which is covered by ERISA and in respect of which a Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Preferred Stock”: as defined in Section 5.2(a).

“Prepayment Premium”: as defined in Section 2.8(c).

“Products”: any and all products and/or services currently researched, designed, developed, manufactured, performed, licensed, sold, distributed and/or otherwise made commercially available by Appia.

“Purchase Money Indebtedness”: any Indebtedness incurred by Appia or any of its Subsidiaries, whichever is applicable, in connection with the acquisition by Appia or any of its Subsidiaries, whichever is applicable, of any real or personal property.

“Purchaser”: as defined in the preamble to this Agreement.

“Redemption Right”: any right to cause Appia to redeem or repurchase any of its shares of Capital Stock.

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“Related Party”: as defined in Section 5.13.

“Replacement Asset”: any property acquired by a Company or any of its Subsidiaries subsequent to the Closing Date which replaces Obsolete Property of the same type and utility as the property acquired.

“Replacement Senior Debt”: any senior indebtedness of Appia and of its Subsidiaries, including any replacement or refinancing of the Senior Debt, which, (i) together with all outstanding amounts of the Senior Debt, which, together with the Indebtedness set forth in Section 8.1(a) above, shall not exceed Six Million and 00/100 Dollars ($6,000,000.00) in the aggregate and of which such amounts and Senior Debt shall not exceed Five Million Dollars ($5,000,000) and Purchase Money Indebtedness shall not exceed One Million Dollars ($1,000,000); and (ii) is on terms, including, without limitation, interest rate, payment terms, representations and warranties, covenants and events of default and remedies, which, taken as a whole, are no more onerous to the Companies or the Purchaser than the Senior Debt as reasonably determined by the Purchaser.

“Reportable Event”: any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under PBGC Reg. 29 CFR 4043.

“Requirement of Law”: as to any Person, the Certificate (or Articles) of Incorporation (or Organization) and Bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer”: as to any Person, the chief executive officer and/or the president of such Person, or with respect to financial matters, the chief financial officer of such Person or, in either case, such other executive officers as may be designated from time to time by such Person in writing to the Purchaser.

“SBA”: Small Business Administration of the United States of America, together with any successor thereto.

“SBIC”: a Small Business Investment Company, which is a company licensed and subsidized by the SBA to provide equity capital and long-term loans to small businesses.

“SBIC Act”: Small Business Investment Company Act, as amended from time to time.

“SBIC Regulations”: the SBIC Act and the regulations issued by the SBA from time to time thereunder, codified as Title 13 of the Code of Federal Regulations, including 13 C.F.R.§107.220.

“SEC”: Securities and Exchange Commission of the United States of America, together with any successor thereto.

“Second Debenture”: as defined in the recitals to this Agreement.

“Securities”: collectively, the Closing Securities and the Warrant Shares.

“Securities Act”: the Securities Act of 1933, as amended from time to time.

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“Security Documents”: collectively, the Appia Security Agreement, the Digital Guaranty, and all other security agreements, pledge agreements, financing statements, assignments, mortgages, agreements, documents and instruments now or hereafter delivered to the Purchaser granting a Lien on any asset or assets of any Person to secure the Obligations or to secure any guarantee of any such Obligations.

“Senior Debt”: all Indebtedness and other obligations of Appia and of its Subsidiaries, contingent or otherwise, which rank pari passu or senior to the Obligations, including the Indebtedness set forth on Schedule 2.2.

“Solvent”: when used with respect to any Person, means that, as of any date of determination, (i) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount that will be required to pay all “liabilities of such Person, contingent or otherwise”, as of such date (as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors) as such debts become absolute and matured, (ii) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (iii) such Person will be able to pay its debts as they mature, taking into account the timing of and amounts of cash to be received by such Person and the timing of and amounts of cash to be payable on or in respect of indebtedness of such Person; in each case after giving effect to (A) as of the Closing Date the making of the extensions of credit to be made on the Closing Date and to the application of the proceeds of such extensions of credit and (B) on any date after the Closing Date, the making of any extension of credit to be made on such date, and to the application of the proceeds of such extension of credit. For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

“Stockholder” or “Stockholders”: a holder or, collectively, the holders of Capital Stock of a Company.

“Subordination Amendment”: the Amendment to Subordination Agreement to be executed by the Purchaser and Silicon Valley Bank substantially in the form of Exhibit G, as the same may be amended, supplemented or otherwise modified from time to time.

“Subsidiary”: as to any Person, a corporation, partnership or other entity, both foreign and domestic, of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of Appia or Digital.

“SVB Loan Agreement”: that certain Second Amended and Restated Loan and Security Agreement, dated as of the Closing Date, by and between Silicon Valley Bank and Appia.

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“Total Senior Debt”: Senior Debt or Replacement Senior Debt, Indebtedness with respect to Capitalized Lease Obligations of a Company or any of its Subsidiaries secured by a lien described in Section 8.3(j), and Purchase Money Indebtedness of a Company or any of its Subsidiaries secured by a lien described in Section 8.3(i).

“UCC”: the Uniform Commercial Code as from time to time in effect in the State of Delaware.

“Warrant”: as defined in Section 3.2.

“Warrant Shares”: as defined in Section 5A.3.

2. Use of Terms. The use of the singular of terms which are defined in the plural shall mean and refer to any one of them; and pronouns used herein shall be deemed to include the singular and the plural and all genders. The use of the connective “or” is not intended to be exclusive; the term “may not” is intended to be prohibitive and not permissive; use of “includes” and “including” is intended to be interpreted as expansive and amplifying and not as limiting in any way.

The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

* * * * *

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APPENDIX B

1.1 Shelf Registration.

(a) As promptly as reasonably possible, and in any event on or prior to the later of (i) the 15th Business Day after the Closing Date or (ii) the 5th Business Day after the date on which all audited financial statements required to be included in or incorporated by reference into the Registration Statement (as such term is hereinafter defined) are available (in either case, the “Filing Date”), Digital shall prepare and file with the SEC a "shelf" Registration Statement covering the resale of all Common Shares and Warrant Shares (collectively, the “Registrable Securities”) for an offering to be made on a continuous basis pursuant to Rule 415 (the “Registration Statement”). If for any reason the SEC does not permit all of the Registrable Securities to be included in such Registration Statement, then Digital shall prepare and file with the SEC a separate Registration Statement with respect to any such Registrable Securities not included with the initial Registration Statements, as expeditiously as possible, but in no event later than the date which is 30 days after the date on which the SEC shall indicate as being the first date such filing may be made. The Registration Statement shall be on Form S-3; in the event Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, Digital shall (i) register the resale of the Registrable Securities on another appropriate form in accordance herewith as the Purchaser may consent and (ii) attempt to register the Registrable Securities on Form S-3 as soon as such form is available, provided that Digital shall maintain the effectiveness of the Registration Statements then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

(b) Digital shall use its best efforts to cause the Registration Statement to be declared effective by the SEC as promptly as reasonably possible after the filing thereof, and shall use its best efforts to keep the Registration Statement continuously effective under the Securities Act until the earlier of (i) the third anniversary of the date that the Registration Statement is first declared effective by the SEC (the “Effective Date”), (ii) the date when all Registrable Securities covered by such Registration Statement have been sold publicly, or (iii) the date on which the Registrable Securities are eligible for sale without registration and without volume limitation pursuant to Rule 144 (the "Effectiveness Period"); provided, however, that if the Warrant expires on or before the Vesting Date (as such term is defined in the Warrant) because the Obligations (as such term is defined in the Warrant) have been paid in full, then the Effectiveness Period shall expire no later than the second anniversary of the Effective Date. Digital shall notify the Purchaser in writing promptly (and in any event within one Business Day) after receiving notification from the SEC that the Registration Statement has been declared effective.

(c) As promptly as reasonably possible, and in any event no later than the 7th day after the Registration Statement ceases to be effective pursuant to applicable securities laws due to the passage of time or the occurrence of an event requiring Digital to file a post-effective amendment to the Registration Statement, Digital shall prepare and file with the SEC a post-effective amendment to the Registration Statement (a “Post-Effective Amendment”). Digital shall use its best efforts to cause the Post-Effective Amendment to be declared effective by the SEC as promptly as possible after the filing thereof. Digital shall notify the Purchaser in writing promptly (and in any event within one Business Day) after receiving notification from the SEC that the Post-Effective Amendment has been declared effective.

1.2 Registration Procedures. In connection with Digital's registration obligations hereunder, Digital shall:

(a) Not less than three days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), Digital shall (i) furnish to the Purchaser and Nixon Peabody LLP (“Purchaser Counsel”) copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of the Purchaser and Purchaser Counsel, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of Purchaser Counsel, to conduct a reasonable investigation within the meaning of the Securities Act. Digital shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which Purchaser shall reasonably object.

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(b) (i) Prepare and file with the SEC such amendments, including Post-Effective Amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective for the Effectiveness Period and prepare and file with the SEC such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible, and in any event within ten days, to any comments received from the SEC with respect to the Registration Statement or any amendment thereto and as promptly as reasonably possible provide the Purchaser true and complete copies of all correspondence from and to the SEC relating to the Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Purchaser thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

(c) Notify the Purchaser and Purchaser Counsel as promptly as reasonably possible, and confirm such notice in writing no later than one day thereafter, of any of the following events: (i) the SEC notifies Digital whether there will be a "review" of any Registration Statement; (ii) the SEC comments in writing on any Registration Statement (in which case Digital shall deliver to the Purchaser and Purchaser Counsel a copy of such comments and of all written responses thereto); (iii) any Registration Statement or any Post-Effective Amendment is declared effective; (iv) the SEC or any other federal or state governmental authority requests any amendment or supplement to any Registration Statement or Prospectus or requests additional information related thereto; (v) the SEC issues any stop order suspending the effectiveness of any Registration Statement or initiates any proceedings for that purpose; (vi) Digital receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any proceeding for such purpose; or (vii) the financial statements included or incorporated by reference in any Registration Statement become ineligible for inclusion or incorporation therein or any statement made in any Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference is untrue in any material respect or any revision to a Registration Statement, Prospectus or other document is required so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) Use its best efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of any Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as possible.

(e) Furnish to the Purchaser and Purchaser Counsel, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC.

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(f) Promptly deliver to the Purchaser and Purchaser Counsel, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as they may reasonably request. Digital hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the Purchaser in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(g) (i) In the time and manner required by each Trading Market, prepare and file with such Trading Market an additional shares listing application covering all of the Registrable Securities; (ii) take all steps necessary to cause such Registrable Securities to be approved for listing on each Trading Market as soon as possible thereafter; (iii) provide to the Purchaser evidence of such listing; and (iv) maintain the listing of such Registrable Securities on each such Trading Market or another Eligible Market.

(h) Prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the Purchaser and Purchaser Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Purchaser requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement.

(i) Cooperate with the Purchaser to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by this Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any the Purchaser may request.

(j) Upon the occurrence of any event described in Section 1.2(c)(vii), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(k) Cooperate with any due diligence investigation undertaken by the Purchaser in connection with the sale of Registrable Securities, including, without limitation, by making available any documents and information; provided that Digital will not deliver or make available to any Purchaser material, nonpublic information unless the Purchaser specifically requests in advance to receive material, nonpublic information in writing.

(l) Comply with all applicable rules and regulations of the SEC.

1.3 Registration Expenses.

Digital shall pay (or reimburse the Purchaser for) all fees and expenses incident to the performance of or compliance with this Agreement by Digital, including without limitation (a) all registration and filing fees and expenses, including without limitation those related to filings with the SEC, any Trading Market and in connection with applicable state securities or Blue Sky laws, (b) printing expenses (including without limitation expenses of printing certificates for Registrable Securities and of printing prospectuses requested by the Purchaser), (c) messenger, telephone and delivery expenses, (d) fees and disbursements of counsel for Digital and up to $15,000 for the Purchaser Counsel, (e) fees and expenses of all other Persons retained by Digital in connection with the consummation of the transactions contemplated by this Agreement, and (f) all listing fees to be paid by Digital to the Trading Market.

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1.4 Indemnification.

(a) Indemnification by Digital. Digital shall, notwithstanding any termination of this Agreement, indemnify and hold harmless the Purchaser, the officers, directors, partners, members, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees of each of them, each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (i) such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding the Purchaser furnished in writing to Digital by the Purchaser expressly for use therein, or to the extent that such information relates to the Purchaser or the Purchaser's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by the Purchaser expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in Section 1.2(c)(v)-(vii), the use by the Purchaser of an outdated or defective Prospectus after Digital has notified the Purchaser in writing that the Prospectus is outdated or defective and prior to the receipt by the Purchaser of the Advice contemplated in Section 1.5.

(b) Indemnification by Purchaser. The Purchaser shall indemnify and hold harmless Digital, its directors, officers, agents and employees, each Person who controls Digital (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising solely out of any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by the Purchaser to Digital specifically for inclusion in such Registration Statement or such Prospectus or to the extent that (i) such untrue statements or omissions are based solely upon information regarding the Purchaser furnished in writing to Digital by the Purchaser expressly for use therein, or to the extent that such information relates to the Purchaser or the Purchaser's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by the Purchaser expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in Section 1.2(c)(v)-(vii), the use by the Purchaser of an outdated or defective Prospectus after Digital has notified the Purchaser in writing that the Prospectus is outdated or defective and prior to the receipt by the Purchaser of the Advice contemplated in Section 1.5. In no event shall the liability of any selling Purchaser hereunder be greater in amount than the dollar amount of the net proceeds received by the Purchaser upon the sale of the Registrable Securities giving rise to such indemnification obligation.

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(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section 1.4) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(d) Contribution. If a claim for indemnification under Section 1.4(a) or (b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 1.4(c), any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 1.4 was available to such party in accordance with its terms.

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The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 1.4(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 1.4(d), no Purchaser shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by the Purchaser from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section 1.4 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

1.5 Dispositions.

Each Purchaser agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement. Each Purchaser further agrees that, upon receipt of a notice from Digital of the occurrence of any event of the kind described in Sections 1.2(c)(v), (vi) or (vii), the Purchaser will discontinue disposition of such Registrable Securities under the Registration Statement until the Purchaser's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 1.2(j), or until it is advised in writing (the "Advice") by Digital that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. Digital may provide appropriate stop orders to enforce the provisions of this paragraph.

1.6 Piggy-Back Registrations.

If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and Digital shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then Digital shall send to the Purchaser written notice of such determination and if, within fifteen days after receipt of such notice, the Purchaser shall so request in writing, Digital shall include in such registration statement all or any part of the Registrable Securities the Purchaser requests to be registered.

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* * * * *

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Exhibit A

Form of Subordinated Secured Debenture

See attached

E-1

Exhibit B

Form of Common Stock Purchase Warrant

See attached.

E-2

Exhibit C

Form of SBIC Side Letter

See attached.

E-3

Exhibit D-1

Form of Appia Compliance Certificate

Reference is hereby made to a certain Securities Purchase Agreement, dated as of March 6, 2015 (as the same may be amended, modified, supplemented, extended or restated, from time to time, the “Purchase Agreement”) by and among (i) Appia, Inc., a Delaware corporation, (ii) Digital Turbine, Inc., a Delaware corporation (“Digital” and together with Appia, the “Companies” with each, a “Company”), and (iii) North Atlantic SBIC IV, L.P., a Delaware limited partnership. All capitalized terms not defined herein but defined in the Purchase Agreement shall have the meanings given to such terms in the Purchase Agreement.

The undersigned hereby certifies that he or she is the duly elected Responsible Officer of Appia and as such, is authorized, for and on behalf of Appia, to execute and deliver this Compliance Certificate to the Purchaser in accordance with the provisions of the Purchase Agreement. Pursuant to the provisions of Section 4.15 of the Purchase Agreement, the undersigned hereby certifies to the Purchaser as follows:

(a)	Representations and Warranties. The representations and warranties of Appia set forth in Section 5 of the Purchase Agreement are true and correct in all respects (except where such representations and warranties are qualified by materiality or other similar qualifier in which case they shall be true and correct as so qualified) as of the Closing Date except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct in all respects (except where such representations and warranties are qualified by materiality or other similar qualifier in which case they shall be true and correct as so qualified) as of such earlier date.

(b)	Covenants. Each covenant, agreement or condition contained in Sections 7 or 8 of the Purchase Agreement that Appia is required to comply with or to perform has been complied with and performed.

EXECUTED under seal as of this ___ day of _________________.

WITNESS:	APPIA, INC.

By:
Name:	Name:
Title:

E-4

Exhibit D-2

Form of Digital Compliance Certificate

Reference is hereby made to a certain Securities Purchase Agreement, dated as of March 6, 2015 (as the same may be amended, modified, supplemented, extended or restated, from time to time, the “Purchase Agreement”) by and among (i) Appia, Inc., a Delaware corporation, (ii) Digital Turbine, Inc., a Delaware corporation (“Digital” and together with Appia, the “Companies” with each, a “Company”), and (iii) North Atlantic SBIC IV, L.P., a Delaware limited partnership. All capitalized terms not defined herein but defined in the Purchase Agreement shall have the meanings given to such terms in the Purchase Agreement.

The undersigned hereby certifies that he or she is the duly elected Responsible Officer of Digital and as such, is authorized, for and on behalf of Digital, to execute and deliver this Compliance Certificate to the Purchaser in accordance with the provisions of the Purchase Agreement. Pursuant to the provisions of Section 4.15 of the Purchase Agreement, the undersigned hereby certifies to the Purchaser as follows:

(a)	Representations and Warranties. The representations and warranties of the Digital set forth in Section 5A of the Purchase Agreement are true and correct in all respects (except where such representations and warranties are qualified by materiality or other similar qualifier in which case they shall be true and correct as so qualified) as of the Closing Date except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct in all respects (except where such representations and warranties are qualified by materiality or other similar qualifier in which case they shall be true and correct as so qualified) as of such earlier date.

(b)	Covenants. Each covenant, agreement or condition contained in Sections 7 or 8 of the Purchase Agreement that Digital is required to comply with or to perform has been complied with and performed.

EXECUTED under seal as of this ___ day of _________________.

WITNESS:	DIGITAL TURBINE, INC.

By:
Name:	Name:
Title:

E-5

Exhibit E

Form of Appia Security Agreement

See attached.

E-6

Exhibit F

Form of Digital Guaranty

See attached.

E-7

Exhibit G

Form of Subordination Amendment

See attached

E-8